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                                                               EXHIBIT 10(iv)(8)


                             MEMORANDUM OF AGREEMENT


         This Memorandum of Agreement ("Agreement") is made as of the 5th day of August, 1999, by and between AMERICAN CLASSIC VOYAGES CO., a Delaware corporation ("Buyer"), and HAL ANTILLEN N.V., a Netherlands Antilles corporation ("Seller").


                               W I T N E S S E T H

         WHEREAS, Seller is the owner of the Vessel commonly referred to as the M/S NIEUW AMSTERDAM, as more fully described on Exhibit A attached hereto (the "Vessel"); and

         WHEREAS, Buyer desires to purchase and acquire from Seller, and Seller desires to sell to Buyer, the Vessel, all on the terms described herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby AGREE as follows:

         1. PURCHASE AND SALE/SMS MANUALS. At the Closing (as hereinafter defined), upon and subject to the terms and conditions of this Agreement: (a) Seller shall sell, convey, assign, transfer and deliver to Buyer all Seller's right, title and interest in and to the Vessel; (b) Buyer shall purchase the Vessel from Seller; and (c) Seller shall provide Buyer with one set of Seller's Safety Management System manuals applicable to the Vessel for use by Buyer in accordance with Section 17 below (the "SMS Manuals").

         2. PURCHASE PRICE. The all cash purchase price shall be ONE HUNDRED FOURTEEN MILLION, FIVE HUNDRED THOUSAND DOLLARS ($114,500,000.00) payable in accordance with this Agreement.

         3.   REGULATORY APPROVAL.

         (a) As a condition precedent to the obligation of the parties to proceed with the purchase and sale of the Vessel, Buyer, within sixty (60) days following execution of this Agreement, shall obtain, for the benefit of both Buyer and Seller and at Buyer's expense, the requisite regulatory approval from the United States Coast Guard and United States Department of Transportation acting through the



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Maritime Administration (the "Coast Guard/MARAD Approvals"). The Coast
Guard/MARAD Approvals will ensure that (i) the Vessel will be eligible for U.S. documentation with coastwise privileges at the time of delivery hereunder, and
(ii) in the event Buyer were to relinquish title to the Vessel, whether by mortgage foreclosure or otherwise, the Vessel could be removed from U.S. registry. The Coast Guard/MARAD Approvals must be addressed, and be in form and substance reasonably satisfactory, to both Buyer and Seller.

         (b) Buyer shall keep Seller regularly informed as to the status of obtaining the Coast Guard/MARAD Approvals and shall provide a copy of same to Seller as soon as they are received. In the event Buyer does not obtain the Coast Guard/MARAD Approvals within 60 days following execution of this Agreement, or such later date as the parties shall mutually agree upon in writing, either party may terminate this Agreement upon providing written notice to the other party at any time following said 60-day period and prior to the Coast Guard/MARAD Approvals having been obtained. In such event, the Deposit shall be delivered to Buyer.

         4.   INSPECTION.

         (a) Contemporaneously with the Coast Guard/MARAD Approval period described in Section 3(a) above, Buyer may conduct a preliminary inspection of the Vessel and its documents (the "Preliminary Inspection"). As part of the Preliminary Inspection, immediately following execution of this Agreement, Seller shall: (i) provide written authorization to enable Buyer to inspect Classification Society and flag-state (Netherlands) authority records for the Vessel and the ms Noordam, the sister ship to the Vessel (the "Noordam"); (ii) permit Buyer's representatives to inspect the Vessel's and the Noordam's records situated in Seller's corporate offices which are reasonably requested by Buyer (i.e., which a reasonable person would deem necessary to evaluate the condition of the Vessel and the Noordam); and (iii) permit Buyer's representatives to conduct a walking tour of the Vessel for up to eight hours while in port in Vancouver, B.C. Buyer shall undertake the Preliminary Inspection without delay to the Vessel and without physical damage to the Vessel. If the Preliminary Inspection is not acceptable to Buyer, Buyer shall provide Seller written notice of non-acceptance within 72 hours after completion of the Preliminary Inspection. Should notice of non-acceptance be received by Seller as aforesaid, the Deposit shall be delivered to Buyer and this Agreement shall terminate except for those provisions which, by their terms, survive the termination of this Agreement. Buyer's failure to give notice of non-acceptance of the Preliminary Inspection shall be without prejudice to Buyer's right to subsequently reject the Vessel following the Final Inspection provided for below.


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         (b)  Furthermore, as a condition precedent to the obligation of the parties to proceed with the purchase and sale of the Vessel, Buyer shall have fourteen (14) days following receipt of the Coast Guard/MARAD Approvals in accordance with Section 3(a) above to conduct a physical inspection of the Vessel, the scope of which shall be determined by Buyer in its sole discretion (the "Final Inspection"). Buyer shall undertake the Final Inspection with the Vessel underway, without delay to the Vessel, and without physical damage to the Vessel. During the Final Inspection, Seller shall make available to Buyer's representatives the Vessel's deck and engine log-books, its repair and maintenance history, its manning manifest, all certificates and documents required to enable the Vessel to engage in the carrying of passengers for hire, and any other Vessel information in Seller's possession which is reasonably requested by Buyer (i.e., which a reasonable person would deem necessary to evaluate the condition of the Vessel). Upon Buyer's request, the same information shall be made available by Seller with respect to the Noordam, concurrently with it being made available as to the Vessel.

         (c) If the Final Inspection is acceptable to Buyer, Buyer shall provide Seller written notice of acceptance within 72 hours after completion of the Final Inspection. Should notice of acceptance of the Vessel not be received by Seller as aforesaid, the Deposit shall be delivered to Buyer and this Agreement shall terminate except for those provisions which, by their terms, survive the termination of this Agreement. If Buyer accepts the Vessel after such Final Inspection, this Agreement shall become fully effective, subject only to the terms and conditions herein.

         (d) For purposes of the Final Inspection, Seller will make 6 cabins (double occupancy) on the Vessel available to Buyer for one scheduled 3-day cruise. Buyer may have a maximum of 12 people on the Vessel for the Final Inspection. Buyer will ensure that its representatives settle their onboard accounts before leaving the Vessel. Buyer is solely responsible for any amounts due Buyer's representatives as a consequence of their time on the Vessel (either for the Preliminary Inspection or the Final Inspection) including, without limitation, maintenance and cure and any other amounts due as the result of personal injury, death or illness, regardless of the cause thereof. All Buyer's representatives for both the Preliminary Inspection and Final Inspection are required to comply with rules of conduct established by Seller. The provisions of this Section 4(d) shall survive the termination of this Agreement.

         (e) Upon the termination of this Agreement for any reason whatsoever, Buyer shall: (i) immediately deliver to Seller all records, documents, correspondence, files, data, plans, drawings, and any other information or materials relating to the Vessel or the Noordam received from or through Seller or the Classification Society during or in connection with the Preliminary Inspection


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or the Final Inspection, the review of the Noordam documentation or otherwise pursuant to or in connection with this Agreement, together with all copies thereof; and (ii) not make any further use thereof. The provisions of this
Section 4(e) shall survive the termination of this Agreement.

         5. EARNEST MONEY DEPOSIT. For purposes of this Agreement, the "Escrow Amount" shall mean:

              (i) $1,000,000 beginning five (5) business days after the execution of this Agreement and continuing until four (4) business days after Buyer has notified Seller of its acceptance of the Vessel pursuant to Section 4(c) of this Agreement;

              (ii) $9,000,000 beginning five (5) business days after Buyer has notified Seller of its acceptance of the Vessel pursuant to Section 4(c) of this Agreement and continuing until October 16, 1999;

              (iii) $18,000,000 beginning October 17, 1999 and continuing until January 16, 2000; and

              (iv) $30,000,000 beginning January 17, 2000 and continuing until the earlier of delivery of the Vessel or termination of this Agreement, subject to the terms of the Escrow Agreement.

Provided that the Contract has not terminated prior to such time, Buyer shall cause the applicable Escrow Amount to be on deposit with Commonwealth Land Title Insurance Company ("Escrow Agent") at and for the times set forth above. The deposit may be in the form of cash or one or more letter(s) of credit, or a combination of both, so long as the aggregate amount on deposit equals the applicable Escrow Amount. Each letter of credit must be in the form of Exhibit B attached hereto, must be issued by The Chase Manhattan Bank or another bank approved by Seller ("Issuer"), and must expire no earlier than December 1, 2000 (each a "Letter of Credit"). All deposits under this Section, including earnings thereon (collectively referred to as the "Deposit"), shall be held, invested and disbursed by the Escrow Agent pursuant to the provisions of the Escrow Agreement attached hereto as Exhibit C (the "Escrow Agreement"), which shall be executed by Buyer, Seller and Escrow Agent concurrently with the initial deposit under this Section.

         6.   REGISTRATION MATTERS AND EXPENSES.

         (a) Seller shall be responsible for removing the Vessel from its existing registry. Any taxes, fees and expenses in connection with such removal shall be for Seller's account.

         (b) At delivery, the Vessel will be registered under the flag of the United States with any taxes, fees and expenses in connection therewith to be for Buyer's account.


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         (c)  Unless otherwise expressly provided, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         7. TIME AND PLACE OF DELIVERY. For purposes of this Agreement, the "Delivery Port" shall be a suitable port in California, Oregon or Washington that is selected by Buyer and approved by Seller, such approval not to be unreasonably withheld. Buyer shall notify Seller of its selection as soon as is feasible but in no event later than July 1, 2000; such notice shall also specify the Shipyard selected by Buyer pursuant to Section 8. Seller shall notify Buyer of its approval or disapproval within fifteen (15) days after said notice from Buyer. Either party may request an at-sea delivery by notice to the other party given not later than fifteen (15) days after the determination of the Delivery Port. In the event of such election:

              (i) delivery of the Vessel shall occur in international waters at a place designated by Seller in close proximity to the Delivery Port;

              (ii) delivery shall occur on October 17, 18 or 19, 2000, as designated by Seller, and otherwise concurrently with the Closing; and

              (iii) immediately following delivery, the Vessel shall proceed directly to the Delivery Port, under the command and control of Buyer, for immediate drydocking in order to conduct the inspection required under Section 8.

If neither party makes a timely request under the immediately preceding sentence, delivery shall occur in the Delivery Port following completion of all inspections and any work on the Vessel resulting therefrom under Section 8 below and concurrently with the Closing. For three (3) business days following delivery (whether at sea or in the Delivery Port), Buyer will cause the Vessel to remain docked at the Delivery Port so as to enable Seller's crew to disembark the Vessel and to enable Seller to remove from the Vessel any property that is not included in the sale.

         8.   DRY-DOCKING UPON DELIVERY.

         (a) The delivery inspection shall occur in dry-dock at a suitable shipyard selected and arranged for by Buyer, and subject to Seller's reasonable approval, located at the Delivery Port (the "Shipyard"). If the delivery of the Vessel is to occur in the Delivery Port and not at sea, then on October 17, 18 or 19, 2000, as selected by Seller, Seller shall place the Vessel in drydock at the Shipyard. If the delivery is to occur at sea, then Buyer shall place the Vessel in drydock at the Shipyard immediately upon its arrival in the Delivery Port following the at-sea delivery. Seller's Classification Society shall inspect the Vessel's underwater parts below the deepest load line, the extent of the inspection being in


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accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good at the Seller's expense to the satisfaction of the Classification Society without condition or recommendation. Buyer's representatives shall have the right to be present in the dry-dock, but without interfering with the work or decisions of the Classification Society's surveyor.

         (b) The Classification Society may require the tail-shaft be drawn and surveyed, the extent of any such survey to be at the discretion of the Classification Society. If such survey is not required by the Classification Society, Buyer shall have the right to require the tail-shaft to be drawn and surveyed by the Classification Society, the extent of such survey to be in accordance with the Classification Society's rules for tail-shaft survey and consistent with the current stage of the Vessel's survey cycle. Buyer shall declare whether it requires the tail-shaft to be drawn and surveyed not later than completion of the inspection by the Classification Society described in 8(a) above. The drawing and refitting of the tail-shaft shall be arranged by Seller. Should any parts of the tail-shaft system be condemned or found defective so as to affect the Vessel's class, those parts shall be renewed or made good at the Seller's expense to the satisfaction of the Classification Society without condition or recommendation.

         (c) Expenses in connection with putting the Vessel in and taking her out of dry-dock, including Shipyard and Classification Society fees, shall be paid by Seller if the Classification Society issues any condition or recommendation as a result of the survey or if it requires a survey of the tail-shaft system. In all other cases Buyer shall pay the aforesaid expenses and fees unless Buyer requires a survey of the tail-shaft system and parts of the system are condemned or found defective or broken so as to affect the Vessel's class, in which case Seller shall be responsible for such expenses and fees.

         (d) Buyer shall have the right to have work performed including having the underwater parts of the Vessel cleaned and painted, at Buyer's risk and expense without interfering with Seller's or the Classification Society's surveyor's work, if any, and without affecting the Vessel's timely delivery. If, however, Buyer's work in dry-dock is still in progress when Seller completes the work which Seller is required to perform, the additional docking time needed to complete Buyer's work shall be for Buyer's account and the parties shall proceed with Closing (if it has not previously occurred) notwithstanding that the Vessel is still in dry-dock.

         9.   RISK OF LOSS.

         (a) Until Closing, all risk of loss of, damage to, or destruction of, the Vessel, whether by fire or other casualty (any such event, a "Casualty") shall belong to and be borne by the Seller. Upon


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Closing and for all periods thereafter, all risk of loss, damage to, or destruction of, the Vessel shall belong to and be borne by Buyer. Seller represents that the Vessel is fully insured consistent with good industry practice and agrees to maintain the Vessel insured consistent with good industry practice until Closing. Such insurance and the proceeds thereof shall be and remain the sole property of Seller.

         (b) If, prior to Closing, a Casualty shall occur as to the Vessel the result of which is damage to the Vessel in excess of $500,000 or will be a delay in the timely delivery of the Vessel to Buyer, Seller shall promptly so notify Buyer.

         (c) If a Casualty results in damage to the Vessel but the Vessel is not a total loss (actual, constructive, agreed, arranged or compromised) and Seller determines that the damage can be repaired so as to enable the Vessel to be delivered to Buyer in accordance with the provisions of this Agreement, then Seller shall repair such damage and Closing shall occur in accordance with this Agreement. If Seller reasonably determines that the damage can be repaired but that doing so will require a delay in the Closing and Buyer consents to such delay: (i) the date for Closing shall be extended to permit the damage to be repaired; (ii) Seller, at its expense, shall repair the damage; and (iii) Closing shall then occur, such Closing to otherwise be in accordance with this Agreement. For these purposes, Buyer shall not withhold its consent to a delay in the Closing that would involve thirty (30) days or less. If the repairs will require a delay in the Closing, Seller shall use its best efforts to expedite the completion of the repairs.

         (d) If the Casualty results in a total loss to the Vessel or if repairing the damage will require a delay in the Closing in excess of thirty
(30) days to which Buyer refuses to consent, then Buyer shall have the right, by so notifying Seller within ten (10) days after being advised by Seller of the Casualty, to require Seller to sell to Buyer the Noordam. In such event, the Noordam shall be substituted for the Nieuw Amsterdam for all purposes of this Agreement and Closing shall proceed in accordance with this Agreement except that Seller may defer the Closing for up to thirty (30) days if necessary for commercial or logistical reasons. If Buyer fails to give timely notice that it will require Seller to sell the Noordam to Buyer, then the Deposit shall be refunded to Buyer and this Agreement shall terminate.

         10.  ITEMS INCLUDED / EXCLUDED FROM SALE.

         (a) General Rule: Except as otherwise provided, Seller shall deliver the Vessel to the Buyer with everything belonging to her on board or on shore except that, for these purposes, items on shore that have been placed there prior to the date of this Agreement so as to be available if needed for either the Vessel or the Noordam are not included in the sale. Following execution of


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this Agreement and prior to delivery, Seller shall: (i) operate the Vessel consistent with Seller's current practices; and (ii) order and maintain spare parts and spare equipment consistent with Classification Society requirements and Seller's current practices.

         (b) Spare Parts/Spare Equipment: All on board spare parts and spare equipment belonging to the Vessel at the time of delivery, used or unused, shall become the Buyer's property.

         (c) Radio Equipment: The radio installation and navigational equipment shall be included in the sale without extra payment, unless such items belong to an unaffiliated third party (e.g., MTN equipment).

         (d)  Excluded Items: Excluded from the sale are:

              (i) any items which have on them the name "Holland America Line," "Holland America," "Nieuw Amsterdam," or any other Seller trademark or logo, or otherwise commemorate other Holland America Line ships, prior Vessel voyages or voyages of other Holland America Line ships.

              (ii) all property leased by Seller from unaffiliated third parties or owned by concessionaires or unaffiliated third parties, including: photography, beauty, massage and fitness, retail shops, casino, port lecturer and art auctioneer (a listing of which Seller shall provide to Buyer during the Preliminary Inspection period). Casino equipment, even though owned by an affiliated third party, is excluded from the sale.

              (iii) all computer software other than (y) programs that are integral to the technical or nautical operations or maintenance of the Vessel (e.g., stability and alarm programs); and (z) programs which are used on the Vessel and which Seller is able to provide to Buyer without obtaining the prior consent or approval of the owner or licensor thereof.

              (iv) all removable artwork that is of a proprietary nature to Seller, library contents and slop chest as well as such additional artwork as is listed in Exhibit H hereto.

              (v) all financial, business, marketing and accounting records, files, data and materials, and any other proprietary information used in or developed during the operation of the Vessel.

              (vi) unused stores and unused provisions that Buyer elects not to purchase at Seller's cost, such election to be made at least seven days prior to delivery. Stores and provisions shall be considered unused so long as they are in unopened boxes, containers, bottles or crates or, if in opened boxes, containers or crates, if they have not yet been placed in actual service.

              (vii)     crew uniforms and personal belongings of crewmembers.


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              (viii)    any firearms, alcoholic beverages, prescription drugs or
                        other controlled substances or items.

              (ix) any rights with respect to the name of the Vessel. At delivery, Buyer shall be responsible for changing the name of the Vessel in accordance with Section 14.

              (x) any rights under any insurance policies maintained by Seller.

              (xi) any copyrights, trademarks, service marks, trade names or any other intangible or intellectual rights or property of Seller or any of its affiliates, unless otherwise expressly included in the sale.

              (xii)     cash and cash equivalents (including receivables).

         (e) Bunkers/Oils: the Buyer shall take over the remaining bunkers and unused lubricating oils in storage tanks and sealed drums and pay for the same based on the last price paid by Seller.

         (f) Certificates, Log Books, Plans and Manuals: the sale includes all Classification Society certificates as well as all plans and other technical drawings in or under Seller's custody or control pertaining to the Vessel except that: (i) if Seller has only one set of plans and/or drawings for both the Vessel and the Noordam, Seller's obligation shall be limited to providing Buyer with a true and correct copy thereof; and (ii) nothing contained in this Agreement shall be construed as limiting any rights Seller may have to continue its ownership and use of all plans, drawings and other technical documentation with respect to the Noordam (or the Nieuw Amsterdam if Buyer shall acquire the Noordam) even though they may be identical to those for the Vessel. All certificates which are on board the Vessel shall also be handed over to the Buyer unless the Seller is required to retain same, in which case the Buyer has the right to take copies. Other technical documentation, which may be in the Seller's possession, shall be promptly forwarded to the Buyer at Buyer's expense, if Buyer so requests. The Seller may keep the Vessel's log books, but the Buyer has the right to take copies of the same.

         11.  CLOSING.

         (a) The Closing of the purchase and sale of the Vessel (the "Closing") shall take place concurrently with the Seller's delivery of the Vessel in accordance with Section 7. The Closing shall be conducted at the Delivery Port or such other place as the parties shall mutually agree.

         (b) At Closing and subject to Section 11(d) below, Buyer shall pay the Purchase Price, less

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any Cash Deposit previously distributed to Seller, by wire transfer to such bank account designated in writing by Seller.

         (c) In exchange for payment of the Purchase Price, Seller shall furnish Buyer with delivery documents, namely:

              (i) Legal Bill of Sale in recordable form for the United States Coast Guard, warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever (other than those arising by, through or under Buyer), duly notarially attested by a notary public in the United States;

              (ii) Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel showing Seller as the owner of the Vessel;

              (iii) Confirmation of Class issued within 72 hours prior to delivery;

              (iv) Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances;

              (v) Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, which shall be duly notarially attested and legalized if required for purposes of registering the Vessel in the United States; and

              (vi) Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided Buyer notifies Seller of any such documents as soon as possible after the date of this Agreement and in any event prior to the obtaining of the Coast Guard/MARAD Approvals.

         (d) In the event Buyer notifies Seller at least thirty (30) days prior to the Closing, Buyer may elect to use Seller financing for up to Eighty-Four Million, Five Hundred Thousand Dollars ($84,500,000) of the Purchase Price, in which case Buyer shall execute and deliver, in addition to the items listed in
(c) above, the following:

              (i) The Promissory Note substantially in the form attached as Exhibit D hereto;


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              (ii)     The First Preferred Ship Mortgage in the form attached as
                       Exhibit E hereto;

              (iii) The General Assignment of Insurance in the form attached as Exhibit F hereto;

              (iv) The Guarantee, executed by American Classic Voyages, Co., in the form attached as Exhibit G hereto (in the event Buyer exercises its rights under Section 20 to assign the right to take title to the Vessel under this Agreement to one of its affiliates).

         (e) At the time of delivery, Buyer and Seller shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from Seller to Buyer.

         (f) Either party shall, from time to time at or after the Closing, at the reasonable request of the other party, and without further consideration but without the obligation to incur expense of any kind, use its reasonable efforts to execute, acknowledge and deliver such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, and certifications as are reasonably required to effect the transactions contemplated under this Agreement.

         12.  ENCUMBRANCES AND LIABILITIES. Subject to Buyer's obligations under
Section 8(c): (i) Seller warrants that the Vessel, at the time of delivery, is free from all charters, encumbrances, mortgages, rights in rem and maritime liens or any other debts whatsoever created by Seller or any one claiming by, through or under Seller, excluding any such items created by, through or under Buyer; and (ii) Seller hereby undertakes to indemnify Buyer against all consequences of claims (including reasonable attorney's fees) made against the Vessel which have accrued prior to the time of delivery (e.g., a personal injury claim based on a pre-delivery accident or a collection matter based on a pre-delivery purchase). Notwithstanding anything to the contrary herein contained: (i) Buyer shall not assume, pay, discharge, perform or in any way be obligated for any claims, liabilities, charges or obligations of Seller; and
(ii) Seller shall not assume, pay, discharge, perform or in any way be obligated for any claims, liabilities, charges or obligations of Buyer.

         13.  CONDITION ON DELIVERY.


         (a) At time of delivery, the Vessel will be in class, free of all conditions and recommendations affecting class and free and clear of any claims for crew's wages or damages arising out of tort, salvage or general average, except: that:


              (i) if any such conditions or recommendations do exist at delivery, the Closing shall



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                       proceed so long as the conditions or recommendations do
                       not preclude the placement of the Vessel into normal passenger service and Seller executes an undertaking, in form and substance satisfactory to Buyer, to pay the costs of remedying same as soon as practicable or, if appropriate, at the Vessel's next scheduled drydock or wetdock, as applicable, with the costs to only include incremental costs and not those that would otherwise be incurred at the drydock or wetdock; and


              (ii) if any such claims for crew's wages or damages exist at delivery, the Closing shall proceed so long as Seller has executed an undertaking, in form and substance satisfactory to Buyer, to satisfy same before such time as they may result in the arrest of the Vessel.


Notes, if any, in the surveyor's report, as well as memoranda in the Classification Society records, which are accepted by the Classification Society without condition or recommendation affecting class are not to be taken into account. If the provisions of (i) or (ii) apply, Seller shall also be obligated to provide written assurances to Buyer, in form and substance satisfactory to Buyer, that it will not use the existence of such condition, recommendation or claim as a basis for claiming a default by Buyer or its permitted assigns under any of the agreements or instruments executed by Buyer pursuant to Section 11(d).


         (B) The Vessel will be delivered with her classification certificates and national certificates, as well as all other certificates the Vessel had at the time of the Final Inspection, valid and unextended. All survey cycles shall be unextended except that if any survey has been extended, the delivery shall proceed so long as:

              (i) the extension does not preclude the placement of the Vessel into normal passenger service; and

              (ii) Seller executes an undertaking, in form and substance satisfactory to Buyer, to pay the costs of performing the survey, as well as paying the costs of performing any remedial work resulting therefrom, at the Vessel's next scheduled drydock or wetdock, as applicable, with the costs to only include incremental costs and not those that would otherwise be incurred at the drydock or wetdock.

         (C) All determinations under this Section shall be made with reference to Seller's

Classification Society and its requirements.

         (D) EXCEPT AS HEREIN PROVIDED, THE VESSEL IS BEING SOLD AS IS, WHERE IS, AND WITH ALL FAULTS, WITH NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE DESIGN, CONDITION, SEAWORTHINESS, QUALITY OF MATERIAL, EQUIPMENT OR WORKMANSHIP, FREEDOM FROM LATENT DEFECTS, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR TRADE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.

         14. NAME/MARKINGS. Upon delivery, Buyer shall change the name of the Vessel, alter the funnel markings and remove from the Vessel any and all references to Holland America, Nieuw Amsterdam as well as all logos and trademarks of Seller. Buyer agrees that it will not, nor will it permit anyone acting by or at its direction to, refer to the name "Nieuw Amsterdam" (including in the context of the "former Nieuw Amsterdam" or the "ex-Nieuw Amsterdam") or "Amsterdam" in any written advertising, promotion, marketing or sales in connection with the Vessel. If Buyer transfers ownership of the Vessel, it shall use its best efforts to place a similar obligation in the purchase agreement with the succeeding owner which obligation, by its terms, shall be stated as being for the benefit of Seller.

         15.  BUYERS' DEFAULT.

         (A) Should the Purchase Price not be paid in accordance with Section 11 or should Buyer fail to deliver to the Escrow Agent any payment or Letter of Credit pursuant to Section 5, Seller shall have the right to terminate this Agreement. In such event, Seller shall be entitled to receive the Deposit as liquidated damages and as its sole and exclusive remedy, and hereby waives any claim for monetary damages or specific performance of this Agreement as a consequence of such default.

         (B)  As to a default by Buyer under this Agreement not referred to in
Section 15(a), Seller shall be entitled to its actual damages (and not consequential, special or punitive damages) incurred. Seller shall not have the right to claim against the Deposit for damages to which it is entitled under this Section 15(b).

         (C) Nothing contained in this Section shall be construed as limiting Seller's remedies in the event Buyer shall default in any of its obligations under any instrument or agreement executed pursuant to Section 11(d).

         16. SELLERS' DEFAULT. The parties acknowledge that no remedy at law would be adequate to compensate Buyer upon Seller's failure to deliver the Vessel in accordance with
Section 7 or failure to be ready to validly complete a legal transfer at the Closing. Accordingly, in the event of such default, Buyer shall be entitled to sue for specific performance of this Agreement and/or recover actual damages (and not consequential, special or punitive damages); if Buyer, however, waives its right to seek specific performance, the Deposit shall immediately be delivered to Buyer. In the event of any other default under this Agreement by Seller, Buyer shall be entitled to its actual damages (and not consequential, special or punitive damages) incurred.

         17.  SMS MANUALS. As to the SMS Manuals, it is agreed as follows:

         (A) nothing contained in this Agreement is intended to convey to Buyer any right, title and/or interest in or to the SMS Manuals other than the non-assignable right to use same for the limited purpose of assisting in the operation of the Vessel, it being agreed that all other ownership rights in and to the SMS Manuals remain with Seller;

         (B) the SMS Manuals are being provided without any express or implied warranties of any nature whatsoever, all of which are expressly disclaimed by Seller including, without limitation, any warranty of merchantability or fitness for a particular purpose or trade. ACCORDINGLY, BUYER IS USING THE SMS MANUALS AS IS, WITH ALL FAULTS AND AT ITS OWN RISK AND WITHOUT ANY RECOURSE WHATSOEVER TO SELLER WITH RESPECT THERETO, WHETHER BASED ON CONTRACT, TORT OR OTHERWISE; and

         (C) nothing contained in this Agreement is intended to obligate Seller to provide Buyer following Closing with any updates, corrections or revisions to the SMS Manuals or with any information that may come to Seller's attention with respect to problems or deficiencies therein, except that the SMS Manuals as delivered to Buyer shall be those in effect as of Closing.

         18.  OTHER AGREEMENTS.

         (A) For up to 2 months prior to delivery, Buyer may place up to 7 representatives on the Vessel. Buyer shall pay Seller, in advance, a per person charge of $25/day for its representatives. Buyer's representatives are on board at their sole risk and expense, solely for the purpose of familiarization and in the capacity of observers only. They shall not interfere in any respect with the operation of the Vessel. Buyer will ensure that its representatives settle their onboard accounts on a weekly basis. Buyer is solely responsible for any amounts due its representatives as a consequence of their time on the Vessel including, without limitation, maintenance and cure and any other amounts due as the result of personal injury, death or illness, regardless of the cause thereof. All representatives are required to comply with rules of conduct established by Seller. The obligations under this Section 18(a) shall survive the termination of this Agreement.

         (B) Seller shall, if required by Buyer, use its best efforts to have up to 7 Seller employees remain with the Vessel for up to 2 months following the delivery in order to assist Buyer to familiarize its crew with the operation of the Vessel. Seller's employees shall act in the capacity of advisors only and will not have any operational control or responsibility as to the Vessel. Buyer will pay Seller, in advance at Closing, the payroll costs that will be incurred by Seller for these employees. Buyer shall notify Seller as far in advance of delivery as is feasible as to its manning requirements under this provision.

         19. BROKERS' AND FINDERS' FEES. Buyer warrants to Seller that it has not retained or authorized any investment banker, broker, finder or other intermediary who might be entitled to any fee or commission in connection with the transactions contemplated under this Agreement. Seller warrants to Buyer that it has not retained or authorized any investment banker, broker, finder or other intermediary who might be entitled to any fee or commission in connection with the transactions contemplated under this Agreement. Buyer, on the one hand, and Seller, on the other hand each agree to indemnify, defend and hold the other and their respective affiliates harmless from and against any losses, claims, liabilities, costs or expenses incurred by it as a result of Buyer's or Seller's breach of the foregoing warranty.

         20. ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties; provided, however, Buyer may assign the right to take title to the Vessel under this Agreement to an affiliate of Buyer without obtaining Seller's consent so long as Buyer continues to be obligated in accordance with the terms of this Agreement and agrees to cause such affiliate to perform Buyer's obligations under this Agreement.

         21. NOTICES. All notices required to be given under the terms of this Agreement or which any of the parties desires to give hereunder shall be in writing and delivered personally, by overnight delivery with a nationally recognized delivery service or sent by registered or certified mail, postage prepaid, return receipt requested with an additional copy sent by facsimile (and confirmed by registered or certified mail or overnight delivery), each addressed as follows:

         As to Seller:     c/o Holland America Line - Westours, Inc., 300
                           Elliott Ave. West, Seattle, WA 98119 - Attention: Dan
                           Grausz, Vice President and General Counsel, Fax:
                           (206) 284-8332;

         As to Buyer:      American Classic Voyages Co., Two North Riverside
                           Plaza, Suite 200, Chicago, IL 60606 - Attention:
                           Jordan B. Allen, Esq., Executive Vice President and
                           General Counsel, Fax: (312) 466-6151;

or to such other address and to the attention of such other person as the party to whom such notice is to be given may have theretofore designated in a notice to the other party hereto. Any notice given in accordance with the foregoing shall be deemed to have been given when delivered in person or by overnight delivery against receipt or received by facsimile or, if mailed, on the third business day next following the date on which it shall have been deposited in the mails.

         22. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.

         23. NO THIRD PARTY BENEFICIARIES. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and they shall not be construed as conferring any rights on any other persons.

         24. INTERPRETATION. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity; any use of the term "include" or "including" shall mean "including without limitation"; and any use of "hereof," "hereto," "herein" or "hereunder" shall mean this Agreement.

         25. EXHIBITS. The exhibits referred to herein and listed below are intended to be and hereby are specifically made a part of this Agreement:

                    Exhibit A        Vessel Details
                    Exhibit B        Form of Letter of Credit
                    Exhibit C        Form of Letter of Credit Escrow Agreement
                    Exhibit D        Form of Promissory Note
                    Exhibit E        Form of First Preferred Ship Mortgage
                    Exhibit F        Form of General Assignment of Insurance
                    Exhibit G        Form of AMCV Guarantee
                    Exhibit H        Excluded Art

         26. COUNTERPARTS AND FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The parties hereto agree that facsimile transmission of original signatures shall constitute and be accepted as original signatures. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         27. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by all of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

         27. FURTHER ASSURANCES. Each party agrees to execute, acknowledge, deliver and cause to be done, executed, acknowledged and delivered all such further documents and perform such acts as shall reasonably be requested of it in order to carry out this Agreement and give effect hereto. Accordingly, without in any manner limiting the specific rights and obligations set forth in this Agreement, the parties declare their intention to cooperate with each other in effecting the terms of this Agreement.

         28. CONFIDENTIALITY. Unless and until Buyer gives Seller written notice of acceptance pursuant to Section 4(c), neither party shall disclose the terms or existence of this Agreement to any other person or entity. The provisions of this Section shall not preclude Buyer from making such disclosures as are necessary:

              (i)      to the United States Coast Guard and United States
                       Department of

                       Transportation acting through the Maritime Administration in order to obtain the Coast Guard/MARAD Approvals; or

              (ii) to such third parties as Buyer may require the services of in order to enable Buyer to undertake the inspections provided for under Section 4 so long as such third parties agree in writing to maintain the terms and existence of this Agreement in strict confidence.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

HAL ANTILLEN N.V.


By:  /s/ A. Kirk Lanterman
    -------------------------------
Title:  Proxyholder
       ----------------------------

AMERICAN CLASSIC VOYAGES CO.



By:  /s/ Philip C. Calian
    -------------------------------
Title:  President and CEO
       ----------------------------

                                    EXHIBIT A

                                 VESSEL DETAILS


Vessel Name:                               ms Nieuw Amsterdam
-----------

Classification Society:                    Lloyds Register of Shipping
----------------------

Class:                                     "LR 100 A1 LMC" Passenger Ship
-----

Built:                                     1983 by Chantiers de L'Atlantique
-----

Flag:                                      Netherlands and Netherlands Antilles
----

Call Sign:                                 PGGQ
---------

Grt/Nrt:                                   33,930/16,027
-------

Registry Number:                           Netherlands:  26
---------------                            Netherlands Antilles: 1983-M-57

                                    EXHIBIT B

                            FORM OF LETTER OF CREDIT

                                    No.______


                              [Date of issuance of
                                Letter of Credit]


Commonwealth Land Title Insurance Company
10 South LaSalle Street, Suite 2500
Chicago, Illinois  60603
Attention:  Debbie Crangle

Ladies and Gentlemen:

                  We hereby establish, at the request and for the account of American Classic Voyages Co., a Delaware corporation (the "Company"), in your favor, in connection with the Escrow Agreement, dated _______, 1999 between the Company, you and HAL Antillen N.V. (the "Contract"), our Irrevocable Letter of Credit No. ______, in the amount of $________, effective immediately and expiring at the close of banking business at our office at The Chase Manhattan Bank, 55 Water Street, South Building, 17th Floor, New York, New York 10041 ("L/C Office") on ____, ____ (the "Stated Termination Date").

                  We hereby irrevocably authorize you to draw on us, in an aggregate amount not to exceed the amount of this Letter of Credit set forth above and in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, in one or more drawings against presentation of your written and completed certificate signed by you in substantially the form of Annex A attached hereto (the "Payment Document"). Each such Payment Document shall be dated the date of its presentation, and shall be presented at our L/C Office, Attention: Standby Letter of Credit Department, which presentation may be by telecopier (at telecopier number 212-363-5656), on or before 12:00 noon (New York City time) on the day (which shall be the banking day) of our making funds available to you hereunder. If we receive your Payment Document at such office, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 12:00 noon (New York City time) on a banking day prior to the termination hereof, we will honor the same on the same day in accordance with your payment instructions. If we receive your Payment Document at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 12:00 noon (New York City time) on a banking day prior to the termination hereof, we will honor the same on the next succeeding banking day in accordance with your payment instructions.

                  Upon our honoring any drawing hereunder, the amount of this Letter of Credit shall be automatically decreased by an amount equal to the amount of such drawing. Upon the earlier of (i) the date on which this Letter of Credit is surrendered to us for cancellation and (ii) the Stated Termination Date, this Letter of Credit shall automatically terminate.

                  Communications with respect to this Letter of Credit shall be in writing, or shall be transmitted by telecopier (212-363-5656) and promptly confirmed in writing, and shall be addressed to us at our L/C Office, Attention:
Standby Letter of Credit Department, specifically referring to the number of this Letter of Credit.

                  This Letter of Credit shall be governed by, and constructed in accordance with, the internal laws of the State of New York, including, without limitation, Article 5 of the Uniform Commercial Code as in effect in the State of New York. This Letter of Credit shall be supplemented by the provisions (to the extent that such provisions are not inconsistent with this Letter of Credit or said Article 5) of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

                  This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified, amended, amplified, or limited by reference to any other document, instrument, or agreement referred to herein (including, without limitation, the Contract), except only the Payment Documents referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

                                      Very truly yours,

                                      THE CHASE MANHATTAN BANK


                                      By:___________________________

                                      Name:_________________________

                                      Title:__________________________

                                     ANNEX A


         CERTIFICATE FOR DRAWING UNDER IRREVOCABLE LETTER OF CREDIT NO. ________ DATED _________, _____.


The Chase Manhattan Bank
55 Water Street
South Building, 17th Floor
New York, New York 10041
Attention: Standby Letter of Credit Department

                  The undersigned, a duly authorized officer of the undersigned (the "Beneficiary"), hereby certifies to The Chase Manhattan Bank (the "Bank"), with reference to Irrevocable Letter of Credit No. ______ (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Beneficiary, as follows:

                  (1) The Beneficiary is making a drawing under the Letter of Credit in the amount of $ _________ pursuant to the Contract.

                  (2) The Beneficiary has determined that it is required under the Contract to make a drawing under the Letter of Credit.

                  (3) Payment by the Bank pursuant to this drawing shall be made to _____________, ABA Number _____________, Account
                  Number ___________________, Attention: _______________, Ref:
                  ____________________.

                  IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the ______ day of ________, 19____.

                                                  [NAME OF BENEFICIARY]


                                                  By: ____________________

                                                  [Name and Title]

                                    EXHIBIT C

                            FORM OF ESCROW AGREEMENT

                  THIS ESCROW AGREEMENT (this "Agreement") is made as of the 5th day of August, 1999, by and between AMERICAN CLASSIC VOYAGES CO., a Delaware corporation ("Buyer"), HAL ANTILLEN N.V.. a Netherlands Antilles corporation ("Seller"), and COMMONWEALTH LAND TITLE INSURANCE COMPANY ("Escrowee").

                              PRELIMINARY STATEMENT

         Buyer and Seller have entered into a certain Memorandum of Agreement (the "Contract") dated as of August 5, 1999, relating to the purchase and sale of the vessel commonly referred to as the M/S NIEUW AMSTERDAM ("Vessel"). Capitalized terms used herein shall have the meanings ascribed to them in the Contract unless expressly provided otherwise herein. The Contract requires Buyer to deposit cash and/or one or more letters of credit in escrow with the Escrowee. Buyer and Seller now desire to enter into an agreement with Escrowee with respect to said deposits.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Deposit of the Cash and Letters of Credit. For purposes of this Agreement, the "Escrow Amount" shall mean:

              (i) $1,000,000 beginning five (5) business days after the execution of the Contract and continuing until four (4) business days after Buyer has notified Seller of its acceptance of the Vessel pursuant to Section 4(c) of the Contract.

              (ii) $9,000,000 beginning five (5) business days after Buyer has notified Seller of its acceptance of the Vessel pursuant to Section 4(c) of the Contract and continuing until October 16, 1999;

              (iii) $18,000,000 beginning October 17, 1999 and continuing until January 16, 2000; and

              (iv) $30,000,000 beginning January 17, 2000 and continuing thereafter, subject to the terms of this Agreement.

Provided that the Contract has not terminated prior to such time, Buyer shall cause the applicable Escrow Amount to be on deposit with Escrowee at and for the times set forth above. The deposit may be in the form of cash or one or more letter(s) of credit, or a combination of both, so long as the aggregate amount on deposit equals the applicable Escrow Amount. Each letter of credit must be in the form, and issued by the issuer, specified in the Contract (each a "Letter of Credit"). The cash and/or Letter(s) of Credit on deposit are collectively referred to as the "Deposit," the cash portion of the Deposit is referred to as the "Cash Deposit" and the Letter(s) of Credit portion of the Deposit is referred to as the "LC Deposit".

         2. Creation of Escrow. Buyer and Seller hereby request Escrowee, and Escrowee hereby agrees, to accept the Deposit from time to time and hold the same in escrow pursuant to the terms and conditions set forth herein.

         3.   Administration of Escrow.

              (a) Subject to Section 3(f) below, upon written notice from Buyer to Escrowee certifying that Buyer is entitled to a return of the Deposit pursuant to the Contract, Escrowee shall notify Seller of Escrowee's receipt of said notice by delivering a copy thereof to Seller, and Escrowee shall return the Deposit to Buyer ten (10) business days after Escrowee has delivered said notice to Seller (the "Return Date") unless prior to the Return Date, Seller has delivered to Escrowee written notice certifying that Buyer is not entitled to the Deposit, in which case Escrowee is hereby directed to continue to hold the Deposit until directed otherwise by either a joint direction from Buyer and Seller or a court order. Escrowee shall comply with all such joint directions.

              (b) Upon written notice from Seller to Escrowee certifying that pursuant to the Contract, Seller is entitled to the proceeds of the Deposit, Escrowee shall notify Buyer of Escrowee's receipt of said notice by delivering a copy thereof to Buyer, and Escrowee shall draw upon the LC Deposit and deliver the proceeds of the Deposit to Seller ten (10) business days after Escrowee has delivered said notice to Buyer (the "Pay Date") unless prior to the Pay Date, Buyer has delivered to Escrowee written notice certifying that Seller is not entitled to such proceeds, in which case Escrowee is hereby directed to continue to hold the Deposit until directed otherwise by either a joint direction from Buyer and Seller or a court order. Escrowee shall comply with all such joint directions.

              (c) Upon Closing of the transaction contemplated by the Contract and notice thereof to Escrowee from both Buyer and Seller, Escrowee shall return the LC Deposit to Buyer and deliver the Cash Deposit, if any, to the Closing, as Buyer and Seller shall jointly direct.

              (d) If, for any reason, Escrowee holds any LC Deposit in escrow on the date which is five (5) business days prior to the expiry date thereof (as such expiry date may be extended from time to time by amendment(s) to the Letter(s) of Credit delivered to Escrowee pursuant to the terms hereof), Escrowee shall, prior to the expiry date thereof, draw upon each Letter of Credit that is then part of the LC Deposit and thereafter hold the proceeds thereof as a Cash Deposit pursuant to the terms hereof.

              (e) Buyer shall have the right, but not the obligation, at its sole option, (i) at any time that Escrowee is holding any Letter of Credit in escrow, to (A) deliver to Escrowee an amendment to such Letter of Credit extending the expiry date thereof or (B) deliver to Escrowee a substitute letter of credit, containing the same terms and conditions as such Letter of Credit then held by Escrowee except for the expiry date of said substitute letter of credit, which shall be subsequent to the expiry date of such Letter of Credit then held by Escrowee, and upon receipt of said substitute letter of credit, Escrowee shall return to Buyer such Letter of Credit then held by Escrowee, and said substitute letter of credit shall be considered part of the LC Deposit for all purposes hereunder, and (ii) at any time, to replace Letters of Credit constituting part of the Deposit with cash (in the amount of the aggregate stated amount of such replaced Letters of Credit) or to replace cash constituting part of the Deposit with Letters of Credit (in the aggregate stated amount of such cash) so long as the Buyer remains in compliance with Section 1 above.

              (f) Notwithstanding anything contained herein or in the Contract to the contrary, upon written notice from Buyer to Escrowee (the "Termination Notice") on or before the earlier of (i) the date on which Escrowee receives from Seller the $9,000,000 Deposit set forth in clause (ii) of the defined term "Escrow Amount" in Section 1 above, or (ii) the date on which Escrowee receives from Seller a copy of the written notice pursuant to which Buyer accepts the Vessel (after completion of the Final Inspection) pursuant to
Section 4(c) of the Contract, pursuant to which Termination Notice Buyer certifies to Escrowee that Buyer has validly terminated the Contract, Escrowee shall immediately return the Deposit to Buyer notwithstanding any contrary instructions from Seller or any other person. At any time and from time to time, Escrowee shall immediately pay all interest and other earnings on the Deposit (collectively, the "Earnings") to Buyer on demand from Buyer, notwithstanding any contrary instructions from Seller or any other person, except that such payment of Earnings shall not be made to Buyer if Buyer's demand for such Earnings is received by Escrowee after Escrowee has received a notice from Seller pursuant to Section 3(b) above.

              (g) Subject to Section 3(d) above, Seller and Buyer acknowledge and agree that Seller shall only be entitled to direct Escrowee (pursuant to Section 3(b) hereof or otherwise) to draw on the Letter(s) of Credit and/or deliver the Deposit (including any Cash Deposit) to Seller or its nominee, and Seller shall only be entitled to receive such Deposit, at the times and under the conditions set forth in the Contract.

              (h) Seller and Buyer further acknowledge and agree that Buyer shall only be entitled to direct Escrowee (pursuant to Section 3(a) hereof or otherwise) to return the Deposit to Buyer, and Buyer shall only be entitled to have the Deposit so returned at the times and under the conditions set forth in the Contract, including without limitation: (i) if, pursuant to Sections 4(a) or 4(c) of the Contract, Buyer does not accept the Vessel after completion of the Preliminary Inspection or Final Inspection, as the case may be, and the Contract terminates, or (ii) if, pursuant to Section 3(b) of the Contract, Buyer fails to obtain the Coast Guard/MARAD Approvals and the Contract terminates.

         4. Investment of Proceeds of Deposit. (a) At all times that the Deposit and/or the proceeds of the Deposit are held by Escrowee in the form of cash, Escrowee is hereby directed to the fullest extent possible to invest such proceeds in short-term U.S. Treasury Bills, or if Seller and Buyer shall jointly direct, similar cash equivalent securities. Escrowee shall not be held responsible for any loss of principal or interest which may be incurred as a result of making said investments or redeeming said investments for the purposes of this escrow. All Earnings on the Deposit shall subject to Section 3(f) above,
(a) be for the account of Buyer until and unless Seller delivers to escrowee a notice under Section 3(b) above, in which case such Earnings then remaining in this escrow shall be treated for all purposes as part of the Deposit and for the account of the party entitled to receive the Deposit, and (b) be reported under Buyer's federal tax identification number.

              (b) To the extent that any portion of the Deposit and/or proceeds of the Deposit (collectively, "Undirected Deposits") are uninvested after Escrowee has complied with the direction in Section 4(a) above, the parties hereto agree that Escrowee shall be under no duty to invest or reinvest such Undirected Deposits at any time held by it hereunder, and further, that Escrowee may commingle such Undirected Deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the Corporate Fiduciary Act (Ill. Rev. Stat. ch. 17 par. 1551-1) and may use any part or all such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any, provided, however, nothing herein shall diminish Escrowee's obligation to apply the full amount of the Deposits in accordance with the terms of this Agreement.

         5. Notices. Notices which any party is required, or may wish, to give to any other party in connection with this Agreement shall be in writing and directed to Seller, Buyer and Escrowee as follows:

As to Seller:         Holland America Line - Westours, Inc., 300 Elliott Ave.
------------          West, Seattle, WA 98119 - Attention: Dan Grausz, Vice
                      President and General Counsel, Fax:  (206) 284-8332.

As to Buyer:          American Classic Voyages Co., Two North Riverside Plaza,
-----------           Suite 200, Chicago, IL 60606 - Attention: Jordan B. Allen,
                      Esq., Executive Vice President and General Counsel,
                      Fax: (312) 466-6151.

As to Escrowee:       Commonwealth Land Title Insurance Company, 10 South
--------------        LaSalle Street, Suite 2500, Chicago, Illinois 60603 -
                      Attention: Debbie Crangle, Fax: (312) 553-6910.

All notices given in accordance with the terms hereof shall be deemed given and received when sent by facsimile, with a copy sent by overnight delivery. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 5.

         6. Compliance. Escrowee is expressly authorized to regard and to comply with any and all court orders, judgments or decrees entered or issued by any court, with or without jurisdiction, and in case Escrowee obeys or complies with any such order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated.

         7. Entire Agreement; Conflicts. This Agreement constitutes the entire agreement between Escrowee, on the one hand, and Seller and Buyer, on the other hand with respect to the subject matter hereof. Conflicts and inconsistencies between the terms of this Agreement and the terms of the Contract shall be governed by the terms of this Agreement.

         8. Headings. The headings herein are for convenience of reference only and in no way should be deemed to affect the construction of this Agreement.

         9. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and their respective heirs, successors and assigns.

         10. Counterparts. This Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart.

         11. Costs. The fees of the Escrowee hereunder shall be paid one-half by Buyer and one-half by Seller.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                       SELLER:

                                       HAL ANTILLEN N.V.,
                                       a Netherlands Antilles  corporation


                                       By:    ____________________________
                                       Name   ____________________________
                                       Title: ____________________________



                                       BUYER:

                                       AMERICAN CLASSIC VOYAGES CO.,
                                       a Delaware corporation


                                       By:    ____________________________
                                       Name:  ____________________________
                                       Title: ____________________________


                                       ESCROWEE:

                                       COMMONWEALTH LAND TITLE INSURANCE
                                       COMPANY


                                       By:    ____________________________
                                       Name:  ____________________________
                                       Title: ____________________________

                                    EXHIBIT D

                             FORM OF PROMISSORY NOTE

                                 PROMISSORY NOTE


$______________                                         Date:  ___________, 2000


         FOR VALUE RECEIVED, the undersigned, _______________________________, a
________________ corporation (the "Maker") hereby promises to pay to the order of HAL ANTILLEN N.V., a Netherlands Antilles corporation (the "Holder") the principal amount of _________________________________ and No/100 Dollars
($__________), together with interest on the unpaid principal amount thereof at a rate per annum equal from time to time to the Reference Rate (as hereafter defined) and, if default shall occur in the payment when due (whether by acceleration or otherwise) of any principal or interest amount hereunder, from the maturity of that amount until it is paid in full at a rate per annum equal to the Reference Rate plus two percent (2.0%) per annum. As used herein, "Reference Rate" means, on any date, the rate of interest publicly announced from time to time by U.S. Bank, National Association ("Bank") in Seattle, Washington, as its "reference rate" or any similar successor rate announced from time to time by Bank or its successor (the "Reference Rate"). Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's reference rate or any similar successor rate announced from time to time by Bank or its successor. Notwithstanding anything herein to the contrary, interest shall not accrue at a rate in excess of the maximum rate permitted by applicable law. Holder shall provide notice to Maker of each change in the Reference Rate. Interest shall be calculated based on a 360 day year, for actual days elapsed.

         1. Maker shall repay to Holder the principal amount of the loan evidenced by this Note in equal consecutive semi-annual installments commencing on March 31, 2001, and continuing on each September 30th and March 31st thereafter in an amount equal to Five Million, Seventy Thousand and No/100 Dollars ($5,070,000.00), and shall repay the balance of the principal outstanding hereunder on or before ________, 2007 [75 months after date of Note].

         2. Maker shall pay interest on the unpaid principal amount of this Note from the date hereof until all amounts due hereunder are fully paid, in arrears on the first business day of each calendar month, commencing on _________1, 2000 [first calendar month after date of Note], except that interest shall be payable on demand after and during the continuance of a default in the payment of any amount when due hereunder.

         3. All payments of principal and of interest on this Note shall be made to Holder in United States Dollars in immediately available funds at c/o Holland America Line-Westours Inc., 300 Elliott Ave. West, Seattle, WA 98119, or at such other address as Holder shall from time to time designate. Holder may require all payments hereunder to be made by wire transfer to such account as Holder may designate.

         4. Maker shall have the right to prepay this Note or any portion hereof at any time, without premium or penalty. Prepayments of principal shall be applied in inverse order of maturity.

         5. Payments made hereunder shall be applied: first, against fees and expenses due hereunder; second, against interest due on amounts in default, if any; third, against interest due hereunder; and fourth, against principal due hereunder.

         6. Each maker, surety, guarantor and endorser of this Note expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest as to this Note, except for notices expressly provided for in this Note, the Preferred Ship Mortgage referred to below and any other document securing this Note, if any.

         7.   It is expressly provided that upon

              (a) default in the payment of principal hereunder, as the same shall become due and payable, or

              (b) default in the payment of interest hereunder, as the same shall become due and payable, which default shall continue for five (5) or more business days,

the entire remaining unpaid balance of the principal and interest may, at the option of Holder, be declared to be immediately due and payable.

         8. If a default shall occur in the payment when due of any amount hereunder, and this Note is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through bankruptcy or other judicial proceedings, then Maker agrees and promises to reimburse Holder for actual costs incurred in connection therewith, including reasonable attorney's fee, collection costs and all out-of-pocket expenses incurred by Holder.

         9. Maker's obligations under this Note are secured by that certain Preferred Ship Mortgage executed and delivered on the date of this Note by Maker to Holder with respect to the United States flag vessel ms ________________, Official Number ___________ and an Assignment of Insurances executed and delivered on the date of this Note by Maker to Holder with respect to said vessel.

         10. Maker will keep a register of this note wherein the name of ________________ will be entered as the holder of the Note. Only the registered holder of the Note on a payment date shall be entitled to receive payment of principal and/or interest on the Note. A holder of the Note can transfer the right to receive payments of principal and/or interest on the Note only by providing notice of the intended transfer to the Maker and such transfer shall become effective only upon entry by the Maker of the transferee's name in the register as the holder of the Note. Any transfer shall only be made to or for the benefit of an affiliate of Holder except that if a default shall be continuing in the payment when due of any amount hereunder and Holder shall reasonably determine that it is necessary or desirable to transfer its rights under this Note to a citizen of the United States as defined in the Shipping Act, 1916, as amended, it may do so even if such citizen is not an affiliate of Holder.

         11. This Note has been executed and delivered in and shall be governed by and construed in accordance with the laws of the State of Washington, without regard to its conflicts of law rules, it being the intent that the substantive laws of Washington shall always apply. Maker hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum.

         NOTICE TO MAKER: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM COLLECTION OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, Maker has executed this Note the day and year first above written.


                                _______________________., a _________________



                                By   __________________________
                                Its  __________________________

                                    EXHIBIT E

                      FORM OF FIRST PREFERRED SHIP MORTGAGE

                             PREFERRED SHIP MORTGAGE



Vessel Name:            ___________________________
Official Number:        ___________________________

Name and Address of     ___________________________, 100%
Shipowner:              ___________________________
                        ___________________________
                        ___________________________
                        ___________________________


Name and Address of     HAL ANTILLEN N.V., 100%
Mortgagee:              c/o Holland America Line-Westours Inc.
                        300 Elliott Ave. West
                        Seattle, WA 98119 U.S.A.
                        Attn:    General Counsel

Date of Mortgage:       ____________, 2000

Amount of Mortgage:     $___________ excluding interest, expenses and fees, as
                        contemplated by 46 U.S.C.ss. 31321(b)(3)


         THIS PREFERRED SHIP MORTGAGE (the "Mortgage") is made as of this ____ day of _______, 2000, by _______________________________, a
_____________________ corporation (the "Shipowner"), in favor of HAL ANTILLEN N.V., a Netherlands Antilles corporation (the "Mortgagee").

                                    RECITALS:

         A. Shipowner is the sole owner of the whole of the vessel _____________, Official Number ______________ (the "Vessel") which vessel is duly documented in the name of Shipowner under the laws and flag of the United States of America.

         B. Mortgagee has made a loan to Shipowner in the principal amount of ________________________ Dollars (the "Loan") which loan is evidenced by a promissory note, dated ___________, 2000, in the amount of the Loan, payable to the order of Mortgagee (the "Note"). A Copy of the form of the Note is attached hereto and incorporated herein as Exhibit A.

         C. In consideration of Mortgagee having agreed to advance the Loan, Shipowner has agreed to execute and deliver this Mortgage to Mortgagee for purposes of securing payment to

Mortgagee of the sums payable by Shipowner under the Note and the performance of Shipowner of its obligations thereunder in accordance with the terms thereof and of this Mortgage.

                    NOW THEREFORE, THIS MORTGAGE WITNESSETH:

         That in consideration of the premises and of the credit extended by Mortgagee to Shipowner as above recited and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of the Loan evidenced by the Note and the payment of all such other sums as may hereafter become secured by this Mortgage in accordance with the terms hereof (the "Obligations"), and to secure the performance and observance of and compliance with the covenants, terms and conditions herein and in the Note, Shipowner does by these presents grant, convey, mortgage, pledge, assign, transfer, set over and confirm the whole of the Vessel unto Mortgagee and its successors and permitted assigns, together with all of the Earnings (as hereafter defined) of the Vessel and all of Shipowner's right, title and interest in and to the boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, nets, chains, cables, tackle, apparel, furniture, fittings, navigation equipment, propulsion equipment, fuel, lubricating and other oils, consumables and other stores and equipment and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the equipment and appurtenances aforesaid and including Shipowner's rights under any leases in connection therewith, all of which property shall, including the Earnings, be deemed to be included in the term "Vessel" as used in this Mortgage.

         As further security for the satisfaction of the Obligations, Shipowner does also grant, convey, mortgage, pledge, assign, transfer, set over and confirm to Mortgagee absolutely all rights and interests of every kind which now or at any later time it has to, or in connection with, the Insurances and Requisition Compensation (as such terms are hereafter defined).

         This Mortgage is granted in order to secure the payment of all sums payable by Shipowner under the Note and the performance by Shipowner of all obligations thereunder in accordance with the terms thereof and of this Mortgage, whether now existing or hereafter created. Anything herein to the contrary notwithstanding, the maximum amount of the direct or contingent obligations that is or may be secured by this Mortgage at any time is _________________________________ and No/100 Dollars excluding interest, expenses, and fees, as contemplated by 46 U.S.C. ss. 31321(b)(3).

         TO HAVE AND TO HOLD the same unto Mortgagee and its successors and assigns, as trustee, upon the terms herein set forth for the enforcement of the payment of the Obligations and all interest thereon and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage and in the Note contained;

         PROVIDED, these presents are upon the condition that if Shipowner or its successors or assigns shall pay or cause to be paid to the holders of the Obligations, the principal of the indebtedness aforesaid and interest thereon as and when the same shall become due and payable in accordance with the terms of this Mortgage and of the Note, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and Shipowner shall perform, observe and comply with all the covenants, terms and conditions in the Note and in this Mortgage, expressed or implied, to be performed, then these presents and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Vessel is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth.

                                    ARTICLE 1

                             COVENANTS OF SHIPOWNER

         Shipowner covenants and agrees with Mortgagee as follows;

         SECTION 1.1 DEFINITIONS. In this Mortgage, unless the contrary intention appears:

         "affiliate" means a person controlled by, controlling or under common control with another person with "control" for these purposes meaning ownership, beneficial or otherwise, of 51% or more of the voting or owner equity.

         "AMCV" refers to American Classic Voyages Co., a Delaware corporation.

         "asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment.

         "company" includes, without limitation, any partnership, joint venture, corporation, sole proprietorship or unincorporated association.

         "Default Rate" means the Reference Rate plus two percent (2.0%).

         "Earnings" means all hire, earnings, ticket receipts, issues, revenues, income and profits of the Vessel, return premiums, salvage awards and recoveries, recoveries general average or other amounts due and owing as a consequence of the operation or ownership of the Vessel.

         "Environmental Approvals" means all approvals, licenses, permits, exemptions or authorizations required under applicable Environmental Laws in connection with the ownership and operation of the Vessel.

         "Environmental Claim" means (i) any claim by, or directive from, any governmental, judicial or other regulatory authority having jurisdiction over Shipowner alleging breach of, or non-compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Incident, or (ii) any claim by any other third party howsoever relating to or arising out of an Environmental Incident (and, in each such case, "claim" shall mean a claim for damages, clean-up costs, compliance, remedial action or otherwise).

         "Environmental Incident" means (i) any release of Environmentally Sensitive Material from the Vessel, (ii) any incident resulting from a collision between the Vessel and another vessel or some other incident of navigation or operation in which Environmentally Sensitive Material is released from a vessel other than the Vessel and, in either case, where the Vessel, Shipowner or the approved manager of the Vessel is at fault or otherwise liable (in whole or in part), or
(iii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and where the Vessel is arrested as a result and/or where Shipowner or the approved manager of the Vessel are at fault or otherwise liable.

         "Environmental Laws" means all laws relating to pollution, protection of the environment, prevention and cleanup of environmental pollution, and the regulation of shipowners and vessels with respect to environmental matters (including, without limitation, the United States Oil Pollution Act of 1990, the United States Clean Water Act and the United States Resource Conservation and Recovery Act).

         "Environmentally Sensitive Material" means oil, oil products, any other substance which is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalized by or pursuant to any Environmental Law.

         "Event of Default" shall have the meaning given in Section 2.1 below.

         "excess risks" means the proportion of the claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Vessel in consequence of her insured value being less than the value at which the Vessel is assessed for the purpose of such claims.

         "expense" means any kind of cost, charge or expense (including all reasonable attorneys' fees, costs and expenses including at or before trial and on appeal) and any applicable value added, sales or other tax thereon.

         "Insurances" means all policies and contracts of insurance (which expression includes all entries of the Vessel in a protection and indemnity or war risks association) which are from time to time taken out or entered into in respect of the Vessel or her Earnings or otherwise howsoever in connection with the Vessel or her Earnings.

         "law" includes all statutes, rules, regulations, treaties, requirements, conventions, directives, decisions and other pronouncements having the force of law of any governmental or other regulatory authority.

         "liability" includes every kind of debt or liability, present or future, certain or contingent, whether incurred as principal, surety or otherwise.

         "Major Casualty" means any casualty to the Vessel in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds Three Million, Two Hundred Fifty Thousand Dollars ($3,250,000) or the equivalent in any other currency.

         "Outstanding Loan" means, as of any given time, the outstanding principal balance of the Loan together with all accrued and unpaid interest thereon.

         "Permitted Lien" shall have the meaning given in Section 1.7(b) below.

         "person" includes any individual, company, authority, political subdivision, international organization or other entity.

         "protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amending Running Down Clause (I/ 1 0/7 1) or any equivalent provision.

         "Receiver" means any receiver and/or manager (or joint receivers and/or managers) appointed under Section 2.6.

         "Reference Rate" has the meaning set forth in the Note.

         "Requisition Compensation" includes all moneys or other compensation payable by reason of requisition of title or for hire or other compulsory acquisition of the Vessel.

         "Security Interest" means (a) a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien, encumbrance or any other security interest of any kind, maritime or non-maritime including, without limitation, claims of or liability to possession or forfeiture, or (b) the rights of the plaintiff under an action in rem in which the Vessel has been arrested or a writ has been issued or similar step taken.

         "tax" includes any present or future tax, duty, impost, levy or charge or any kind which is imposed by any governmental authority and includes all related penalties, interest and fines.

         "Total Loss" means:

         (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel;

         (b) any expropriation, confiscation, requisition or compulsory acquisition of the Vessel, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, excluding a requisition for hire for a fixed period not exceeding the final maturity of the Note, including any extension of such final maturity;

         (c) any arrest, capture, seizure, or detention of the Vessel (including any hijacking or theft) unless she is within 30 days (90 days in the case in hijacking or theft) redelivered to Shipowner's full control.

         "Total Loss Date" means:

         (a) in the case of an actual Total Loss of the Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of;

         (b) in the case of a constructive, compromised, agreed or arranged Total Loss of the Vessel, the earliest of:

             (i) the date on which a notice of abandonment is given to the insurers; and

             (ii) the date of any compromise, arrangement or agreement made by or on behalf of Shipowner with the Vessel's insurers in which the insurers agree to treat the Vessel as a Total Loss; and

         (c) in the case of any other type of Total Loss, on the date (or the most likely date) on which it appears to Mortgagee that the event constituting the Total Loss occurred.

         "war risks" includes the risk of mines and all risks excluded by Clause 23 of the Institute Time Clauses (Hulls) (10/1/83).

         SECTION 1.2 PERFORMANCE OF OBLIGATIONS/VALID MORTGAGE. Shipowner will pay the indebtedness evidenced by the Note and this Mortgage with interest pursuant to the terms of the Note and this Mortgage, and shall observe, perform and comply with each and every one of the covenants, terms and conditions herein and in the Note on its part to be observed, performed or complied with. Shipowner will comply with and satisfy in all material respects the provisions of Chapter 313 of Title 46 of the United States Code, as amended, and execute and deliver all other documents and take all other actions Mortgagee reasonably deems necessary in order to establish, perfect and maintain this Mortgage as a valid, enforceable, and duly perfected preferred mortgage thereunder upon the Vessel and upon all renewals, improvements and replacements made in or to the same. Shipowner shall remain liable to perform all its respective obligations connected with the Vessel, it being agreed that Mortgagee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Vessel except to the extent expressly provided herein, including upon the exercise of Mortgagee's remedies hereunder and other than as required by 46 CFR ss.ss. 221.17 and 221.19.

         SECTION 1.3 VESSEL DOCUMENTATION. Shipowner represents, warrants and covenants that:

         (a) it is now, and shall remain during the life of this Mortgage, a citizen of the United States as defined in 46 U.S.C. ss. 12102(a) and under
Section 2 of the Shipping Act, 1916, as amended;

         (b) it will keep the Vessel documented in its name as a United States of America ship and will not do or allow to be done anything whereby such documentation may be forfeited or imperiled; and

         (c) it will not without the previous consent in writing of Mortgagee change the name of the Vessel or change or transfer the flag of the Vessel.

         SECTION 1.4 REPRESENTATIONS AND WARRANTIES. Shipowner represents, warrants and covenants to Mortgagee as follows.

         (a) Shipowner is duly incorporated and validly existing and in good standing under the laws of the State of _________________________ and shall so remain during the life of this Mortgage;

         (b) Shipowner has the corporate capacity, and has taken all corporate action and obtained all consents of its directors and shareholders necessary for it to execute and comply with this Mortgage and the Note;

         (c) all consents, governmental or otherwise, required to enable Mortgagee to execute this Mortgage and the Note and comply with the terms hereof and thereof have been obtained, remain valid and in full force and effect and are not subject to revocation;

         (d) this Mortgage and the Note constitute Shipowner's legal, valid and binding obligations enforceable against Shipowner in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and

         (e) the execution by Shipowner of the Note and this Mortgage and its compliance with the terms thereof and hereof will not involve or lead to a contravention, breach or default of or under the constitutional documents of Shipowner or any contractual or other obligation or restriction which is binding on Shipowner or any of its assets.

         SECTION 1.5 OWNERSHIP AND SECURITY INTERESTS; MORTGAGEE'S RIGHT TO PROTECTION.

         (a) Shipowner represents and warrants that it lawfully owns and is lawfully possessed of the Vessel free from all Security Interests including, without limitation, claims of or liability to possession, forfeiture or penalty, except (a) the lien of this Mortgage, and (b) the Permitted Liens. Except as otherwise provided herein, Shipowner warrants and shall defend title to and possession of the Vessel and to every part thereof for the benefit of Mortgagee against the claims and demands of all persons whomsoever.

         (b) Mortgagee shall be entitled to take any action which it may reasonably think necessary for the purpose of protecting or maintaining the security created by this Mortgage except that Mortgagee, prior to taking any such action, shall give Shipowner a reasonable opportunity to perform same. Without limiting the generality of the foregoing, to effectuate the foregoing Mortgagee may:

             (i)   effect, replace and renew any Insurances required hereby;

             (ii) arrange for the carrying out of such surveys and/or repairs of the Vessel as are required hereby; and

             (iii) discharge any liabilities charged on the Vessel, or otherwise relating to or affecting her, which, if unpaid, may become a Security Interest on the Vessel, and/or take any measures which Mortgagee may deem reasonably necessary for the purpose of securing her release therefrom. Notwithstanding the above, no liability shall be discharged if (i) Shipowner shall contest such liability in good faith through appropriate proceedings, (ii) Shipowner sets aside with Mortgagee adequate reserves reasonably acceptable to Mortgagee in accordance with generally accepted accounting principles, or otherwise obtains a protection and indemnity club letter of assurance reasonably acceptable to Mortgagee, with respect to any such liability so contested, and (iii) the non-discharge thereof does not in any way hinder the operation or trading of the Vessel or impair Shipowner's ownership of the Vessel or the rights of Mortgagee under this Mortgage.

         SECTION 1.6 NOTICE OF MORTGAGE. Shipowner will place, and at all times will retain, a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and such papers to be exhibited to any and all persons having business therewith which might give rise to any Security Interest thereon other than Permitted Liens, and to any representative of Mortgagee; and will place and keep prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide by 9 inches high, and reading as follows:

                               "NOTICE OF MORTGAGE

                  This Vessel is owned by ________________________, a
                  ________________ _______, and is covered by a Preferred Ship Mortgage in favor of ________________________, a
                  _______________________, under authority of Chapter 313 of
                  Title 46 of the United States Code, as amended. Under the terms of said Mortgage, neither the owner, any charterer, the Master of this Vessel, any operator nor any other person has the right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than liens expressly permitted thereby."

         SECTION 1.7   DISCHARGE OF SECURITY INTERESTS.

                  (a) Except for the lien of this Mortgage and Permitted Liens, Shipowner will not create or suffer to be continued any Security Interest on the Vessel and in due course and in any event within thirty (30) days after the same becomes due and payable will pay or cause to be discharged all claims or demands which, if not paid or discharged, might result in the creation of a Security Interest on the Vessel and will cause the Vessel to be released or discharged from each such Security Interest. Similarly, if a Security Interest is filed against the Vessel or if the Vessel is otherwise attached, levied upon, or taken into custody or detained by any proceeding in any court or tribunal or by any government or other authority, Shipowner will promptly notify Mortgagee thereof and will, within fourteen (14) days of said event, cause the Vessel to be released and all Security Interests thereon other than that of this Mortgage and the Permitted Liens, to be discharged. Notwithstanding the above, no Security Interest need be discharged if (i) Shipowner shall contest such Security Interest in good faith through appropriate proceedings, (ii) Shipowner sets aside with Mortgagee adequate reserves reasonably acceptable to Mortgagee in accordance with generally accepted accounting principles, or otherwise obtains a protection and indemnity club letter of assurance reasonably acceptable to Mortgagee, with respect to any such Security Interest so contested, and (iii) the non-discharge thereof does not in any way hinder the operation or trading of the Vessel or impair Shipowner's ownership of the Vessel or the rights of Mortgagee under this Mortgage.

                  (b) As used in this Mortgage, "Permitted Liens" means:

                  (i) liens for crew wages (including wages of the Master to the extent provided by 46 U.S.C. ss. 11112) accrued for not more than thirty (30) days;

                  (ii) liens for taxes, assessments, governmental charges, fines and penalties not at the time delinquent;

                  (iii) liens incurred in the ordinary course of trading the Vessel not exceeding $1,500,000 at any time outstanding;

                  (iv) liens created by or through Mortgagee prior to the date of this Mortgage but only until such time as Mortgagee has discharged same;

                  (v) liens to which Mortgagee has given its prior written consent.

Nothing in this Section 1.7(b) shall be deemed a waiver of the preferred lien status of this Mortgage or of Mortgagee's rights under Sections 1.7(a) and 1.8.

         (c) Shipowner shall not without the previous consent in writing of Mortgagee (not to be unreasonably withheld) put the Vessel into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed Three Million, Two Hundred Fifty Thousand Dollars ($3,250,000) (or the equivalent in any other currency) unless such person shall first have given to Mortgagee and in terms reasonably satisfactory to it a written undertaking not to exercise any lien on the Vessel or her Insurances for the cost of such work In lieu of providing such undertaking, Shipowner may instead provide Mortgagee with an opinion of counsel, from a law firm and in form and substance reasonably satisfactory to Mortgagee, that any such lien would not have priority over the lien of this Mortgage.

         SECTION 1.8 ARREST OF VESSEL. If the Vessel is attached or arrested, Shipowner shall promptly notify Mortgagee by telephone, facsimile transmission, telex or telegraph, confirmed by letter, and shall, if the Vessel is attached or arrested, within fourteen (14) days cause the Vessel to be released and all Security Interests thereon other than the lien of this Mortgage and the Permitted Liens to be discharged, and shall promptly notify Mortgagee concerning such release and discharge; provided, however, any Permitted Liens that have resulted in the libel, complaint, attachment or arrest must also be discharged forthwith. Notwithstanding the above, no Security Interest need be discharged if
(i) Shipowner shall contest such Security Interest in good faith through appropriate proceedings, (ii) Shipowner sets aside with Mortgagee adequate reserves reasonably acceptable to Mortgagee in accordance with generally accepted accounting principles, or otherwise obtains a protection and indemnity club letter of assurance reasonably acceptable to Mortgagee, with respect to any such Security Interest so contested, and (iii) the non-discharge thereof does not in any way hinder the operation or trading of the Vessel or impair Shipowner's ownership of the Vessel or the rights of Mortgagee under this Mortgage. Upon any unreasonable delay by Shipowner to act promptly and appropriately with respect thereto, Shipowner authorizes and empowers Mortgagee to appear in the name of Shipowner in any court of any country or other jurisdiction where an action is pending against the Vessel because of or on account of any alleged Security Interest thereon from which it has not been so released, and to take such actions as to it as Mortgagee may deem proper towards the defense of such action, the purchase or discharge of such alleged Security Interest, or the release of the Vessel, including, without limitation, posting adequate security therefor. All reasonable expenditures made or incurred by Mortgagee for the purpose of such defense, purchase or discharge shall be a debt due from Shipowner to Mortgagee and shall be secured by the lien of this Mortgage, and shall bear interest at a rate per annum equal from time to time to the Default Rate.

         SECTION 1.9 MAINTENANCE AND OPERATION OF VESSEL. Shipowner covenants and agrees to:

         (a) maintain and preserve the Vessel in good running order and repair, so that the Vessel shall be, in so far as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and in good operating condition;

         (b) maintain and preserve the Vessel consistent with first-class ship-ownership and management practice and so as to maintain her present class (namely ___________ at _____________[Lloyds Register of Shipping/American Bureau of Shipping]) or an equivalent class with _________________ [Lloyds Register of Shipping/American Bureau of Shipping] or another classification society approved by Mortgagee, which approval shall not be unreasonably withheld, free of recommendations and qualifications affecting class save those notified to and approved in writing by Mortgagee and so as to comply with all applicable laws from time to time applicable to vessels documented under the laws and flag of the United States of America. Mortgagee shall not withhold its approval as to those recommendations or qualifications affecting class which do not prevent the Vessel from remaining in normal passenger service so long as Shipowner executes an undertaking, in form and substance satisfactory to Mortgagee, to take such actions as are necessary to remove same at the Vessel's next scheduled drydock or wetdock but in no event subsequent to a sale of the Vessel pursuant to
Section 2.2;

         (c) not make any modification to the Vessel which would, or would be reasonably likely to, materially alter the structure, type or performance characteristics of the Vessel or materially reduce the value of the Vessel;

         (d) procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as to not materially diminish the value of the Vessel;

         (e) not remove any material part of, or item of equipment installed on, the Vessel unless the part or item so removed is no longer required for the operation of the Vessel or is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest in favor of any person other than Mortgagee (and other than Permitted Liens) and becomes an installation on the Vessel and the property of Shipowner and subject to the lien constituted by this Mortgage;

         (f) submit the Vessel regularly to such periodical or other surveys as may be required for classification purposes and supply to Mortgagee copies of all survey reports issued in respect thereof;

         (g) permit Mortgagee by surveyors or other persons appointed by it for that purpose to board the Vessel at all reasonable times and on reasonable prior notice, for the purpose of inspecting her condition or papers or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections, provided Mortgagee does not materially interfere with the schedule or operation of the Vessel;

         (h) promptly furnish to Mortgagee copies of all such information in the possession or under the control of Shipowner or any of its affiliates, as Mortgagee may from time to time reasonably require regarding the Vessel, her employment, position and engagements, particulars of all towages and salvages and, upon Mortgagee's request in writing, copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

         (i)      notify Mortgagee forthwith of:

                  (i) any casualty to the Vessel which is or is likely to be a Major Casualty;

                  (ii) any occurrence in consequence whereof the Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss;

                  (iii) any requirement or recommendation made by any insurer or classification society or by any competent authority affecting class or which would or would be reasonably likely to materially affect the operation of the Vessel;

                  (iv) any arrest of the Vessel or the exercise or purported exercise of any Security Interest on the Vessel or her Insurances or any requisition of the Vessel;

                  (v)    any intended drydocking or wetdocking of the Vessel;

                  (vi) an incident of salvage or general average with respect to the Vessel;

                  (vii) any Environmental Claim being or made against Shipowner or otherwise in connection with the Vessel; or

                  (viii) any Environmental Incident occurring,

         (j) keep proper books of account in respect of the Vessel and as and when Mortgagee may so reasonably require make such books available for inspection on behalf of Mortgagee at reasonable times and on reasonable notice, and furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew's wages in respect of tax and/or social security liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

         (k) comply in all material respects, or procure such compliance, with all Environmental Laws and Environmental Approvals relating to the Vessel, its operation or management and the business of Shipowner from time to time; and

         (l) keep Mortgagee advised, in writing on such regular basis and in such detail as Mortgagee shall reasonably require, of Shipowner's response to every Environmental Claim and Environmental Incident.

         SECTION 1.10 LEGAL COMPLIANCE. Shipowner will cause the Vessel and its operations to comply at all times and in all material respects with (i) all laws of the United States applicable to the Vessel, as in effect from time to time, and (ii) all laws applicable to the Vessel and its operation in all trades and locations in which it operates or is located from time to time; and the Vessel shall have on board as and when required thereby valid certificates of inspection and all other certificates evidencing compliance therewith. The Vessel shall not engage in any unlawful trade or violate or be operated in violation of any applicable law, or carry any passenger, cargo, or other matter that will expose it to penalty, forfeiture or capture. Shipowner shall obtain and file all certificates of financial responsibility legally required in all jurisdictions in which the Vessel is located from time to time. Shipowner shall prepare and file all environmental pollution prevention and contingency plans and other matters required under all applicable Environmental Laws. Shipowner shall ensure that all reasonable precautions are taken to ensure that no illegal drugs or drug paraphernalia are used or kept on board the Vessel. Without limiting the generality of the foregoing, Shipowner shall take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Vessel in any jurisdiction in which the Vessel shall trade. For this purpose, Shipowner shall enter into such sea carrier initiative agreement with the United States Customs Service as shall be reasonably satisfactory to Mortgagee where such agreement is required by the laws of the United States or such agreement is recommended by the United States Customs Service, and shall otherwise comply with the zero tolerance anti-drug policy of the United States Government.

         SECTION 1.11 LOCATION OF VESSEL. Without limiting the right of Shipowner to perform work on the Vessel in accordance with the requirements of this Mortgage, the Vessel shall not be abandoned, deactivated or laid up in any port or place. Without the prior written consent of Mortgagee, the Vessel shall not depart the United States of America, the Exclusive Economic Zone surrounding it, or Canada, except for nonstop voyages between points therein.

         SECTION 1.12. INSURANCES

         (a) Shipowner will at its own expense insure the Vessel and keep the same insured (in lawful money of the United States) for hull and machinery (fire and usual marine risks, including excess risks), general mortgagee's interest, and against protection and indemnity risks and war risks. Such insurances shall be in form, in amounts, and with deductibles generally insured against by, and otherwise generally consistent with, the practices of prudent operators of luxury cruise ships, and with reputable and financially sound insurance companies, brokers, underwriters, funds, mutual insurance associations and clubs. Shipowner shall reimburse Mortgagee within ten (10) days of demand for any costs or expenses reasonably incurred by Mortgagee in obtaining reports from time to time (but not more than once per year) from an independent marine insurance broker as to the compliance with this Section of the Insurances effected or proposed to be effected by Shipowner pursuant to this Section 1.12. Shipowner shall promptly deliver to such broker any and all such information in relation to the said Insurances as such broker may reasonably require.

         (b) Unless Mortgagee shall object in its reasonable discretion, the protection and indemnity, hull and machinery and mortgagee's interest insurance required by this Section 1.12 may be on the American Institute forms current at the time such insurance takes effect with deductibles or franchises no higher than the following: Hull and Machinery; All claims, each accident or occurrence
- $750,000.

         (c) Protection and indemnity insurance in respect to the Vessel shall be by unlimited entry in an insurance association or placed with brokers or underwriters reasonably acceptable to Mortgagee and shall include pollution liabilities (including coverage for third party claims, statutory and governmental cleanup liabilities, penalties and fines in the minimum amount of $500,000,000 for any one occurrence), and full passenger liability cover, with deductibles or franchises no higher than $200,000.

         (d) For the purposes of insurance against Total Loss, the Vessel shall be insured for and valued at an amount of at least equal to the full commercial value of the Vessel but in no event less than the lower of $120,000,000 or 120% of the Outstanding Loan. For purposes of broker's reports and opinions, the broker giving the same may rely on a statement as to the full commercial value of the Vessel and the gross tonnage of the Vessel as furnished annually by Shipowner to such broker and Mortgagee at the time insurance is negotiated with underwriters or insurance providers.

         (e) All insurance other than protection and indemnity insurance shall be taken out in the names of Shipowner and Mortgagee as their respective interests may appear; the policies or certificates shall provide that there shall be no recourse against Mortgagee for payment of premiums, contributions or calls; and all insurance shall provide for at least ten (10) days' prior notice to be given to Mortgagee by the underwriters or other insurance providers in event of cancellation or any material change in coverage. Protection and indemnity insurance cover notes shall indicate the interest of Mortgagee. Shipowner shall pay all premiums, calls, contributions or other sums owing on such insurance before they become delinquent and shall produce all relevant receipts when so required by Mortgagee.

         (f) The interest of Mortgagee shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments of insurance issued or to be issued in connection with the Insurances by means of a loss payable clause reflecting the terms of Section 1.17 and a notice of assignment (signed by Shipowner) each in such form as shall from time to time be reasonably approved in writing by Mortgagee. Copies of all such slips and other items above referred to shall be provided by Shipowner to Mortgagee promptly upon request.

         (g) Shipowner shall, upon request, authorize the brokers to provide Mortgagee with all such information that is available to them regarding the Insurances as Mortgagee may reasonably require. Shipowner shall, upon request from Mortgagee, ensure that the brokers furnish Mortgagee with a letter or letters or undertaking in such form as may from time to time be reasonably required by Mortgagee, such letter or letters to include undertakings by the brokers that:

                  (i) they will hold the instruments of insurance, and the benefit of the Insurances thereunder, to the order of Mortgagee in accordance with the terms of the loss payable clause referred to in
         Section 1.12(f);

                  (ii) they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in Section 1.12(f);

                  (iii) they will advise Mortgagee within ten (10) days of any material changes which may be made to the terms of the Insurances and notify Mortgagee, not less than ten (10) days prior to the expiry or cancellation of the said insurance, in the event of their not having received notice of renewal instructions from Shipowner and/or its agents;

                  (iv) they will not set off against any sum recoverable in respect of a claim against the Vessel under the Insurances any premiums or other amounts due to the brokers or any other person in respect of any other vessel nor cancel the Insurances as to Mortgagee by reason of non-payment of such premiums or other amounts prior to giving the requisite notice provided for above; and

                  (v) they will not permit any assured or loss payee to be added to any policy without obtaining the prior written consent of Mortgagee.

         (h) All hull and machinery and mortgagee's interest insurance policies or certificates shall provide that losses thereunder shall be payable to Mortgagee, and all insurance proceeds received by Mortgagee or Shipowner shall be distributed, as provided below in Section 1.17.

         (i) Shipowner shall not, without the prior written consent of Mortgagee (not to be unreasonably withheld), settle, compromise or abandon any claim under the Insurances for a Total Loss or for a Major Casualty.

         (j) Shipowner agrees that it will not do any act, or voluntarily suffer or permit any act to be done, whereby any insurance required hereunder shall or may be invalidated, voided, suspended, impaired or defeated and will not suffer or permit the Vessel to engage in any voyage or to carry any cargo not permitted under the policies of insurance in effect, without first covering the Vessel with insurance required by this Mortgage for such voyage or the carriage of such cargo.

         (k) In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance hereunder, and it is necessary for Shipowner to obtain a bond or supply other security to prevent the arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, Mortgagee may, in its sole discretion, and upon notice to Shipowner, assign to any person executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify such person against liability under said bond or agreement.

         (l) At least thirty days before the relevant policies or contracts expire, Shipowner shall renew the expiring Insurances, and upon the renewal of the said Insurances, ensure that the brokers and/or the war risks and protection and indemnity risks associations with which any such renewal is effected shall notify Mortgagee in writing of the terms and conditions of such renewal.

         (m) Shipowner shall obtain and maintain a Certificate of Financial Responsibility as required by the United States Oil Pollution Act of 1990 and make all such quarterly or other voyage declarations as may from time to time be required by the protection and indemnity risks association in order to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the said United States Oil Pollution Act of 1990) and promptly deliver to Mortgagee copies of all such declarations.

         SECTION 1.13 REQUISITION. Shipowner agrees that in the event of the requisition of title to or use (but only if the period of use exceeds 180 days) of the Vessel, all amounts which are owed or payable as compensation for the Vessel or for its use are hereby assigned to and shall be paid over to Mortgagee to be applied toward payment of the Obligations and all sums otherwise owing under or secured by this Mortgage, whether or not the same are then due and payable, in which event the balance shall be applied as provided in Section 2.9, and to that end Shipowner agrees to execute and deliver all other and further instruments reasonably requested by Mortgagee. Mortgagee is hereby irrevocably and individually appointed Shipowner's attorney-in-fact coupled with an interest to execute all such instruments which Shipowner is required to execute and deliver in this Section 1.13 but fails to execute and deliver promptly on request.

         SECTION 1.14 TRANSFER/CHARTER OF VESSEL. Shipowner will not sell, mortgage, transfer, assign, convey, transfer or demise charter the Vessel, without the prior written consent of Mortgagee, and any such written consent to any one such event shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, transfer, assignment, conveyance or demise charter. Any such sale, mortgage, transfer, assignment, conveyance or demise charter of the Vessel shall be subject to the provisions of this Mortgage and the lien it creates. Mortgagee shall not withhold its consent in the event of a proposed sale, assignment, conveyance, transfer or demise charter to an affiliate of Shipowner so long as both Shipowner and the vendee, assignee, transferee or charterer (as the case may be) remain liable for the Obligations and for the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage. Shipowner shall not let the Vessel by any time or consecutive voyage charter(s) for a term which exceeds, or which by virtue of any optional extensions therein contained is likely to exceed, six months' duration. Shipowner shall not let the Vessel on terms whereby more than two months' hire (or the equivalent) is payable in advance. Shipowner shall not let the Vessel otherwise than on bona fide arm's length terms. Shipowner shall not appoint a manager of the Vessel other than one approved by Mortgagee in writing, which approval shall not be unreasonably withheld. Forthwith upon being required so to do by Mortgagee, Shipowner shall enter into an assignment to Mortgagee, as further security for the Obligations, of the benefit, but not the burden, of any letting of the Vessel whether or not Mortgagee's consent thereof is required under this Section 1.14.

         SECTION 1.15 BONDS. Shipowner warrants that all surety bonds or other undertakings or instruments required by any applicable law to secure the payment of wages or the payment of any other sum in respect to the operation of the Vessel shall be obtained, effective and filed in the required amounts and in accordance with applicable law. In the event that any such bond, undertaking or instrument has not been obtained or is at any time not in effect as required by any applicable law, then, after notice to Shipowner and a reasonable opportunity for Shipowner to obtain the bond, undertaking or instrument, Mortgagee may obtain the same, and the expense thereof shall be paid forthwith to Mortgagee after notice of such expense has been given and, together with interest thereon at the Default Rate, shall be added to the sums secured hereby as of the date notice is given that such expense has been incurred. Shipowner shall use its best efforts to ensure that all such surety bonds and all parties liable on or in respect of them, by guaranty or otherwise, waive the right to be subrogated to the rights against the Vessel, if any, of those who receive funds or who are paid out of the proceeds of such surety bonds or other undertakings.

         SECTION 1.16      NO SET-OFF OR TAX DEDUCTION

         (a) All amounts due from Shipowner under this Mortgage and the Note shall be paid (i) without any form of set-off, counterclaim, cross-claim or condition, and (ii) free and clear of any tax deduction except a tax deduction which Shipowner is required by law to make. In this Section, "tax deduction" means any deduction or withholding for or on account of any present or future tax.

         (b) If Shipowner is required by law to make a tax deduction from any payment:

                  (i) it shall notify Mortgagee as soon as it becomes aware of the requirement; and

                  (ii) it shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises.

         (c) Within one (1) month after making the payment referred to in
(b)(ii) above in this Section, Shipowner shall deliver to Mortgagee documentary evidence satisfactory to Mortgagee that the tax concerned has been paid to the appropriate taxation authority.

         SECTION 1.17.  RECEIPTS OF INSURANCES

         (a) The policies or certificates of the Insurances may provide that, unless the underwriters or insurance providers shall have been otherwise instructed by notice in writing from Mortgagee that an Event of Default shall have occurred and is continuing, and Mortgagee agrees that during any period in which an Event of Default is not continuing, sums recoverable in respect of Insurances shall be payable as follows (and Mortgagee and Shipowner shall take all necessary actions to cause such payments to be so made):

                  (i) any loss under any insurance on the Vessel with respect to protection and indemnity or collision liability risks may be paid directly to the person to whom any liability covered by such insurance has been incurred, or to Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance, provided that in the latter event the underwriter or insurance provider shall have first received evidence that the liability insured against has been discharged;

                  (ii) in the case of any loss (other than a loss covered by subparagraph (i) above in this subsection (a) or by subsection (e) of this Section 1.17 or a loss involving a Major Casualty) under any insurance with respect to the Vessel involving any damage to the Vessel or liability of the Vessel, the underwriters or insurance providers may pay directly for the repair, salvage, liability or other charges involved, or may pay same directly to Shipowner which shall apply it in making good the loss and/or satisfying the liability, and fully repairing all damage in respect of which that insurance money was received; and

                  (iii) in the case of any loss involving a Major Casualty (other than a loss covered by subparagraph (i) above in this subsection
         (a) or by subsection (e) of this Section 1.17) the underwriters or insurance providers shall make payments of the proceeds of Insurances from time to time to Mortgagee which shall, in turn and from time to time as requested by Shipowner, pay same to Shipowner so long as Shipowner is in compliance with the Repair Guidelines (as defined below).

         (b) No payment shall be made to or retained by Shipowner if there shall have occurred and be continuing an Event of Default, and payment of proceeds of insurances in such case shall be paid to Mortgagee and applied against the Obligations or, at Mortgagee's option, paid to Shipowner to reimburse Shipowner for costs and expenses incurred in repairing the Vessel from such casualty.

         (c) Any loss which is paid to Mortgagee but which should have been paid, in accordance with the provisions of this Section, directly to Shipowner, shall be paid by Mortgagee to or as directed by Shipowner, but only if there shall not have occurred any Event of Default. Any loss which is paid to Shipowner but which should have been paid, in accordance with the provisions of this Section, directly to Mortgagee, shall be paid by Shipowner to or as directed by Mortgagee.

         (d) As used above, "compliance with the Repair Guidelines" shall mean in respect of a Major Casualty, each of the following shall have occurred or been satisfied in Mortgagee's discretion, to be reasonably exercised;

                  (i) the plans and specifications, cost breakdown, construction contract, construction schedule and contractors for the work of repair or reconstruction of the Vessel must all be reasonably acceptable to Mortgagee, and the work on the Vessel must be carried out in accordance therewith;

                  (ii) Mortgagee must receive evidence reasonably satisfactory to it that after repair or reconstruction, the Vessel would be in substantially similar condition as existed prior to the Major Casualty (or as Mortgagee shall otherwise reasonably approve);

                  (iii) the proceeds of the Insurances must be sufficient in Mortgagee's reasonable determination to pay for the total cost of repair or reconstruction, or Shipowner must provide its own funds prorata with proceeds of the Insurances to ensure that such aggregate funds are sufficient for the completion of the repair or reconstruction; and

                  (iv) Shipowner shall obtain customary lien waivers from contractors in connection with such repair or construction, such waivers to be reasonably satisfactory to Mortgagee.

         (e) In the event of a Total Loss, all amounts payable therefor from insurance required hereunder shall be paid to Mortgagee and shall be applied against the Obligations in accordance with Section 2.9 below.


                                    ARTICLE 2

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 2.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

         (a) default in the payment of the whole or any part of the principal of the Loan when the same shall become due and payable, whether at maturity, by acceleration or otherwise;

         (b) default in the payment of any other of the Obligations or any interest thereon when and as the same shall become due and payable as provided in the Note and this Mortgage, whether at maturity, by acceleration or otherwise, and such default shall continue for at least five (5) business days; or

         (c) default in the due and punctual observance and performance of any provision of Sections 1.3, 1.7, 1.8, 1.11, 1.12, 1.14 or 3.4 hereof; or

         (d) default in the due observance or performance of any of the other covenants and conditions herein required to be kept and performed by Shipowner and continuance of such default for thirty (30) days after notice of default is received from Mortgagee; or

         (e) Shipowner or AMCV shall (i) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or (ii) fail to timely controvert a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or

         (f) an order for relief shall be entered against Shipowner or AMCV under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not vacated, stayed or dismissed within 90 days; or

         (g) the appointment of a receiver, liquidator, or custodian of Shipowner or AMCV or a substantial part of Shipowner's or AMCV's property which remains undismissed or not vacated for 90 days;

         (h) upon the expiration of 120 days after the filing of any involuntary petition against Shipowner or AMCV seeking any of the relief specified in subsection (e) or (f) above without the petition being vacated, discharged or dismissed prior to that time; or

         (i) Shipowner or AMCV shall (i) make a general assignment for the benefit of its creditors, or (ii) consent to the appointment of or taking possession by a receiver, liquidator, or custodian of all or a substantial part of its property, or (iii) admits its insolvency or inability to pay its debts as they become due, or (iv) fail generally to pay its debts as they become due.

         SECTION 2.2 CONSEQUENCES OF DEFAULT. If any Event of Default shall occur and be continuing, then in any such case and at any time thereafter Mortgagee may exercise all rights, powers, privileges and remedies hereunder or otherwise existing or arising by agreement, at law, or in equity, in admiralty, or otherwise (including, without limitation, the exercise of all powers possessed by it as mortgagee, chargee and assignee of the Vessel, Insurances and Requisition Compensation conferred by the law of any country or territory the courts of which have or claim any jurisdiction in respect of Shipowner, the Vessel, the Insurances or Requisition Compensation), and without limiting the foregoing, Mortgagee shall have the right to:

         (a) declare the Loan and any of the other Obligations to be due and payable immediately, and upon such declaration the entire unpaid principal of and interest on the Loan and the other Obligations to date of declaration shall become and be immediately due and payable, and thereafter shall bear interest at the Default Rate;

         (b) exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 313 of Title 46 of the United States Code, as at any time amended, subject to 46 CFR ss.ss. 221.17 and 221.19;

         (c) bring suit at law, in equity or in admiralty, as it may deem advisable, to recover judgment for any and all amounts due under the Obligations, or otherwise hereunder, and collect the same out of any and all property of Shipowner whether covered by this Mortgage or not;

         (d) take the Vessel, wherever the same may be, without legal process and remove the Vessel to any port or place selected by Mortgagee. To the extent permitted by law, Shipowner or any other person in possession shall, forthwith upon demand of Mortgagee, and at Shipowner's expense, surrender possession of the Vessel as demanded by Mortgagee, and Mortgagee may hold, lay up, charter, operate, or otherwise use the Vessel, subject always to 46 CFR ss.ss. 221.17 and 221.19, for such time and upon such terms as it may deem to be for its best advantage, accounting for the net profits, if any, arising from such use and charging upon all receipts from such use or from the sale of the Vessel by court proceedings or pursuant to subsection (e) below, all reasonable costs, charges, damages, losses or other expenses incurred by reason of such use or sale;

         (e) sell the Vessel in compliance with applicable law at a properly conducted public sale at any place and at such time as Mortgagee may reasonably specify, and in such manner as Mortgagee may reasonably deem advisable, free from all claims by Shipowner, after first giving notice of the time and place of sale with a general description of the property in the following manner: (i) by publishing such notice for not less than ten (10) days in The Wall Street Journal or The Journal of Commerce and in such other newspaper(s), if any, as may be required by the court or court rules; (ii) by mailing (and facsimile transmission or delivering) a similar notice to Shipowner at least ten (10) days prior to the scheduled date of the sale; and (iii) by posting notice of sale on the Vessel;

         (f) require that all policies and other documents relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of Mortgagee;

         (g) collect, recover and give a good discharge for any monies or claims forming part of, or arising in relation to, the Vessel, the Insurances or the Requisition Compensation, and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

         (h) to take over or commence or defend (if necessary using the name of Shipowner) any claims or proceedings relating to, or affecting, the Vessel, the Insurances or the Requisition Compensation which Mortgagee may think fit and to abandon, release or settle in any way any such claims or proceedings; and/or

         (j) to enter into any other transaction or arrangement of any kind not described above or to do anything in relation to the Vessel, the Insurances or the Requisition Compensation which Mortgagee acting reasonably may think fit.

In the event of an order for relief with respect to Shipowner under the United States Bankruptcy Code, as amended, the entire, aggregate unpaid principal balance of the Loan, all accrued and unpaid interest with respect to the Loan, and all other amounts payable with respect to the Loan or under this

Mortgage, the Note and the other documents, instruments, agreements, and certificates delivered thereunder relating to the Loan or other Obligations, automatically shall become and be due and payable, without presentment, demand, protest, notice of nonpayment, notice of dishonor or any notice of any kind, all of which are hereby expressly waived by Shipowner.

         SECTION 2.3 SALE OF VESSEL. A sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of Shipowner therein and thereto. Nevertheless, the Vessel shall not be sold to any parties who are not lawfully entitled to acquire it. No purchaser shall be bound to inquire whether notice has been given or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of such sale, Mortgagee shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Obligations in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the holder of the Obligations after allowing for the costs and expense of sale and other charges. Such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been credited upon the Obligations. At such sale, Mortgagee or any holder of the Obligations may bid for and purchase such property, and upon compliance with the terms of sale may hold, retain and dispose of such property, subject always to 46 CFR ss.ss.
221.17 and 221.19, without further accountability therefor. Mortgagee shall not have any liability to Shipowner in connection with any disposition of the Vessel hereunder, nor shall Shipowner be entitled to any set-off, counterclaim, or recoupment with respect to any claim of such a liability. Shipowner shall have no liability to Mortgagee for any failure of Mortgagee to comply with 46 CFR ss.ss. 221.17 and 221.19.

         SECTION 2.4 CONVEYANCE. Mortgagee is hereby appointed Shipowner's attorney-in-fact coupled with an interest to execute and deliver to any purchaser aforesaid, and shall be vested with full power and authority to make, in the name and on behalf of Shipowner, good conveyance of the title to the Vessel to any person lawfully entitled to hold such title. In the event of a sale of the Vessel under any power herein contained, Shipowner shall, if and when required by Mortgagee, execute such form of conveyance of the Vessel as Mortgagee may direct, and Mortgagee is hereby irrevocably appointed Shipowner's attorney-in-fact coupled with an interest to execute such form upon Shipowner's failure to do so forthwith upon request.

         SECTION 2.5 EARNINGS OF VESSEL. Mortgagee is hereby appointed attorney-in-fact of Shipowner upon the occurrence of any Event of Default that is continuing to act in the name of Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all Earnings and all amounts due from underwriters under any insurance thereon as payment of losses or otherwise, and all other sums due or to become due at the time of the occurrence of any Event of Default that is continuing, or in respect of any insurance thereon from any person whomsoever, and, to the extent permitted by applicable law, to make, give and execute in the name of Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of Shipowner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing. Notwithstanding the foregoing, so long as Shipowner has not received notice from Mortgagee that an Event of Default has occurred and is continuing, Shipowner shall be entitled to collect and retain all Earnings. Mortgagee agrees to return to Shipowner any misdirected payment not relating to the Vessel which Mortgagee receives.

         SECTION 2.6 RECEIVER/MANAGER. Whenever any right to enter and take possession of the Vessel accrues to Mortgagee, it may require Shipowner to deliver, and Shipowner shall on demand, at its own cost and expense, deliver, to Mortgagee the Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, Mortgagee shall be entitled as a matter of right to request a court of competent jurisdiction to appoint a Receiver of the Vessel. In the event of such appointment:

         (a) all liabilities, costs and other expenses reasonably incurred by the Receiver shall be for the account of Shipowner but shall first be paid from Earnings to the extent of the Earnings;

         (b) Mortgagee may exercise any of the powers conferred by this Mortgage while a Receiver is in office and is acting;

         (c) an appointment of such Receiver shall be by action of such court;

         (d) the remuneration of such Receiver shall be fixed by such court;

         (e) to the fullest extent permitted by law, such Receiver shall be Shipowner's agent (in relation to Shipowner's rights and interests in the Vessel) provided that, unless such court provides otherwise, Shipowner shall be responsible, to the exclusion of any liability on the part of Mortgagee, for the Receiver's remuneration and for its contracts, acts and defaults both in its capacity and as Shipowner's agent;

         (f) the Receiver shall have all the powers conferred by Section 2.2 as if the reference to Mortgagee in Section 2.2 were a reference to the Receiver;

         (g) Shipowner irrevocably and by way of security irrevocably appoints such Receiver its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which such Receiver considers necessary or desirable with a view to or in connection with any exercise or proposed exercise of any of its powers;

         (h) if approved by such court, such Receiver may delegate to any person or persons any of the powers (including any discretionary authority) conferred on it and may do so on terms authorizing successive sub-delegations;

         (i) in the case of joint Receivers any of the powers (including any discretionary authority) conferred by such court or this Mortgage or by general law may be exercised by any one or more of them, unless their appointment specifically states the contrary;

         (j) if approved by such court, Mortgagee may remove such Receiver, with or without appointing another Receiver. Such a removal may be effected by a document signed by any of Mortgagee's officers;

         (k) if approved by such court, Mortgagee may appoint a Receiver to replace a Receiver who has resigned or for any other reason ceased to hold office; and

         (l) such Receiver shall account to the court for any monies received by it and, with the approval of the court, shall be entitled to retain out of any such monies received by it such amounts in respect of its expenses (or to cover estimated future expenses) as is approved by such court.

         SECTION 2.7 EXPENSES. Shipowner covenants that upon the occurrence of any Event of Default that is continuing, then, upon written demand of Mortgagee, Shipowner will pay to Mortgagee the whole amount due and payable on the Obligations; and in case Shipowner shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with the reasonable costs and expenses of collection, including a reasonable compensation to the attorneys of Mortgagee plus any necessary advances, expenses and liabilities made or incurred by them. All monies collected by Mortgagee under this Section 2.7 shall be applied by Mortgagee in accordance with the provisions of Section 2.9 hereof.

         SECTION 2.8 CUMULATIVE REMEDIES. Each and every power and remedy herein given to Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by Mortgagee or by the holder of the Obligations in the exercise of any right or power or in the pursuance of any remedy accruing upon any default or Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such default or Event of Default or to be an acquiescence therein; nor shall the acceptance by Mortgagee of any security or of any payment of or on account of any part of the Obligations maturing after any default or Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

         SECTION 2.9 APPLICATION OF PROCEEDS. The proceeds of a sale of the Vessel, insurance pertaining to the Vessel, and all other sums received by Mortgagee pursuant to or under the provisions of this Mortgage or in any proceedings hereunder, including Earnings received by Mortgagee, the application of which has not otherwise been specifically provided for, shall, except as otherwise provided by law, be applied as follows:

                  FIRST: To the payment of all reasonable expenses, including the expenses of any sale, the expenses of any retaking, attorneys' fees, court costs, and other expenses incurred by Mortgagee in the protection of its rights, powers, and privileges or the pursuance of its remedies, with interest thereon at the Default Rate;

                  SECOND: To the payment of all amounts as required by law or otherwise at Mortgagee's sole option, to the payment of or to provide adequate indemnity against Security Interests known to Mortgagee and having or claiming priority over the lien of this Mortgage;

                  THIRD: To the payment of the Loan and the payment of the other Obligations and all other sums evidenced by the Note or evidenced or secured hereby from time to time and not already paid pursuant to the foregoing subsection, whether due or not, owed to Mortgagee, together with interest thereon at the Default Rate;

                  FOURTH: To the payment of all amounts secured by means of preferred mortgage or other Security Interests in and to the Vessel in favor of Mortgagee that is or are junior in priority to this Mortgage, allocated amongst such secured obligations as Mortgagee may choose, in its sole discretion, and, at Mortgagee's sole option to the payment of or to provide adequate indemnity against Security Interests known to Mortgagee and having or claiming priority over the lien of such junior preferred mortgage(s); and

                  FIFTH: To the payment of any surplus thereafter remaining to Shipowner or to whomsoever else may be entitled thereto.

         SECTION 2.10 POSSESSION OF VESSEL. Until the occurrence of any Event of Default that is continuing, Shipowner shall be suffered and permitted to retain actual possession and use of the Vessel.

         SECTION 2.11 NO REQUIREMENT TO COMMENCE PROCEEDINGS AGAINST SHIPOWNER. Mortgagee will not need to commence any proceedings under, or enforce any Security Interest created by, any other agreement or by law before commencing proceedings under, or enforcing any Security Interest created by, this Mortgage.

         SECTION 2.12 SUSPENSE ACCOUNT. Mortgagee, for the purpose of claiming or proving in a bankruptcy of Shipowner or any other person, may place any sum received or recovered from Shipowner under or by virtue of this Mortgage or any Security Interest connected with it in a separate suspense or other nominal account without applying it in satisfaction of the Obligations.

                                    ARTICLE 3

                                SUNDRY PROVISIONS

         SECTION 3.1 AMOUNT OF MORTGAGE. For purposes of filing and recording this Mortgage as required by the provisions of Chapter 313 of Title 46 of the United States Code, as amended, the total amount of this Mortgage is _________________________________ and No/100 Dollars, plus interest, fees, expenses and performance of mortgage covenants. The discharge amount is the same as the total amount.

         SECTION 3.2 AMENDMENTS. No waiver, termination, amendment or other modification of any provision of this Mortgage, and no consent to any departure by Shipowner from any provision thereof, shall in any event be effective unless the same shall be in writing and signed by Mortgagee and Shipowner, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided that no such consent, waiver, termination, amendment or other modification, unless in writing and signed by Mortgagee shall affect the rights or duties of Mortgagee under this Mortgage.

         SECTION 3.3 SUCCESSORS AND ASSIGNS. All covenants, promises, stipulations and agreements of Shipowner in this Mortgage shall bind Shipowner and its successors and assigns and all persons claiming by, through or under it and shall inure to the benefit of Mortgagee and its successors and permitted assigns and all persons claiming by, through or under it. Shipowner recognizes that Mortgagee may, consistent with applicable law, assign or otherwise transfer its rights under the Note and/or this Mortgage. Any such assignment or transfer shall only be made to or for the benefit of an affiliate of Mortgagee except that if, during the continuation of an Event of Default, Mortgagee shall reasonably determine that it is necessary or desirable to assign or otherwise transfer its rights under the Note and/or this Mortgage to a citizen of the United States as defined in the Shipping Act, 1916, as amended, it may do so even if such citizen is not an affiliate of Mortgagee.

         SECTION 3.4 REIMBURSEMENT. Shipowner shall reimburse Mortgagee on demand for all reasonable attorneys' fees the payment of which is otherwise secured hereby, and for all reasonable expenses and fees which Mortgagee may incur from time to time in providing insurance coverage, in discharging the Vessel from arrest or the like, or providing security therefor, salvage, general average and tort claim expenses, for Security Interests, for mortgage recording and duplication expenses and fees, in providing repairs, moving the Vessel and for such other matters as Shipowner is obligated herein to provide, but fails to provide, all to the extent provided for herein. Such obligation of Shipowner to reimburse Mortgagee shall be an additional indebtedness due from Shipowner and secured by this Mortgage, and shall accrue interest at the Default Rate from the date of notice that such amount is due or is unpaid. Mortgagee, though privileged to do, shall be under no obligation to Shipowner to make any such expenditures, nor shall the making thereof relieve Shipowner of any default in that respect.

         SECTION 3.5 NOTICES. Any notice, demand, consent, authorization, approval, instruction, waiver or other communication pursuant to the terms of this Mortgage shall only be valid if in writing and in English (unless otherwise specified) and shall be mailed by certified mail, return receipt requested (with first class postage prepaid) or sent or delivered to each party by facsimile or courier service at the address or facsimile number set forth below, or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise specified all notices sent by certified mail, if duly given, shall be effective three (3) "Business Days" (being a day other than Saturday, Sunday or other day on which banks are authorized or obligated to close in Chicago, Illinois or Seattle, Washington) after deposit into the mails, all notices sent by a nationally recognized courier service, if duly given, shall be effective one Business Day after delivery to such courier service, and all other notices and communications if duly given or made shall be effective upon receipt. For purposes of this clause, the addresses are as follows:

         If to Shipowner:           ____________________________________
                                    c/o American Classic Voyages Co.
                                    Two North Riverside Plaza
                                    Suite 200
                                    Chicago, Illinois 60606
                                    Attn:  General Counsel
                                    (312) 466-6151 (fax)

         If to Mortgagee:           HAL Antillen N.V.
                                    c/o Holland America Line-Westours Inc.
                                    300 Elliott Ave. West
                                    Seattle, Washington 98119
                                    Attn:  General Counsel
                                    (206) 284-8332 (fax)

Shipowner or Mortgagee may change their address by giving notice of such change in the manner stated above. The provisions relating to the delivery or sending of copies of notices is for convenience only and failure to send a copy of any notice shall not invalidate that notice.

         SECTION 3.6 AGENTS. Wherever and whenever herein any right, power or authority is granted or given to Mortgagee, such right, power or authority may be exercised in all cases by Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of Mortgagee; provided, that any such agent shall be a citizen of the United States as defined in the Shipping Act, 1916, as amended, as that Act may require. Shipowner acknowledges that any such agent is the agent of Mortgagee entitled to act on behalf of Mortgagee.

         SECTION 3.7 DISCHARGE OF MORTGAGE. Mortgagee, upon payment of all principal and interest and of all sums otherwise due under the Note and this Mortgage, shall, at the expense of Shipowner, forthwith cause this Mortgage to be discharged and transfer or release to Shipowner all insurance policies and other documents relating to the Vessel.

         SECTION 3.8 NO LIABILITY OF LENDER OR RECEIVER. Absent gross negligence, neither Mortgagee nor any Receiver shall be obliged to check the nature or sufficiency of any payment received by it under this Mortgage or the Note or to preserve, exercise or enforce any right forming part of, or relating to, the Vessel.

         SECTION 3.9   FURTHER ASSURANCES.

         (a) Shipowner shall execute and deliver to Mortgagee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document as Mortgagee may, in any particular case, reasonably specify, and/or shall effect any registration or notarization, give any notice or take any other step, which Mortgagee may, by notice to Shipowner, reasonably specify for any of the purposes described in subsection (b) of this Section or for any similar or related purpose.

         (b) The purposes referred to in subsection (a) of this Section are to:

                  (i) validly and effectively to create the Security Interest and rights intended to be created by or pursuant to this Mortgage;

                  (ii) create a specific mortgage or assignment of any particular asset contemplated by this Mortgage;

                  (iii) protect the priority in any jurisdiction of any Security Interest which is created, or intended to be created, by or pursuant to this Mortgage;

                  (iv) enable or assist Mortgagee or a Receiver to sell or otherwise deal with the Vessel, Insurances or Requisition Compensation, to transfer title to, or grant any interest or right relating to, the Vessel, Insurances or Requisition Compensation or otherwise to exercise, during the continuance of an Event of Default, any power or right which is referred to in Section 2.2; and

                  (v) enable or assist Mortgagee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to the Vessel, the Insurances or the Requisition Compensation in any country or under the law of any country, to the extent Mortgagee is entitled to do so pursuant to the terms of this Mortgage.

         (c) Mortgagee may specify the terms of any document to be executed by Shipowner under this Section and those terms may include any covenants, powers and provisions consistent with this Mortgage which Mortgagee reasonably considers appropriate to protect its or a Receiver's interests.

         (d) Shipowner shall comply with a notice under this Section by the date reasonably specified in the notice.

         (e) At the same time as Shipowner delivers to Mortgagee any document executed under this Section, Shipowner shall also deliver to Mortgagee a certificate signed by the Secretary of Shipowner which shall:

                  (i) set out the text of a resolution of Shipowner's directors specifically authorizing the execution of the document specified by Mortgagee; and

                  (ii) state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under Shipowner's articles of incorporation or other constitutional documents.

         SECTION 3.10 POWER OF ATTORNEY. For the purpose of securing Mortgagee's interest in the Vessel, Insurances and Requisition Compensation and the due and punctual performance of its obligations to Mortgagee under this Mortgage and the Note, Shipowner irrevocably and by way of security appoints Mortgagee its attorney, on behalf of Shipowner and in its name or otherwise, with full power of substitution, to execute, sign or deliver any document and do any act or thing which Shipowner is obliged to do under this Mortgage, it being agreed that such power of attorney is coupled with an interest and shall only be operative during the continuance of an Event of Default.

         SECTION 3.11 GOVERNING LAW. To the extent not governed by the laws of the United States, this Mortgage shall be governed by and construed in accordance with the laws of the State of Washington, without regard to its conflicts of law rules, it being the intent that the substantive laws of Washington shall always apply. Nothing in this Section shall exclude or limit any right which the Mortgagee may have with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

         SECTION 3.12 CONSENT TO JURISDICTION/AGENT FOR SERVICE OF PROCESS. Shipowner hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Mortgage and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. Shipowner agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of Mortgagee to bring any action or proceeding against

Shipowner or its property in the courts of any other jurisdiction. The Shipowner irrevocably appoints ___________________ for the time being presently at __________________________ to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in any court which are connected with this Mortgage or the Note.

         SECTION 3.13 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MORTGAGE, THE NOTE OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION THEREWITH, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         SECTION 3.14 COUNTERPARTS. This Mortgage may be executed simultaneously in any number of counterparts and all such counterparts executed and delivered each as an original will constitute but one and the same instrument.

         SECTION 3.15 EXHIBITS. All exhibits referred to herein are attached hereto and incorporated herein by this reference.

         SECTION 3.16 CAPTIONS. The captions of the articles and sections and subsections of this Mortgage are included for convenience of reference only, and shall not constitute a part of this Mortgage for any other purpose.

         SECTION 3.17 PREFERRED STATUS. Nothing contained herein will be construed as a waiver by Shipowner of the preferred status of this Mortgage, and any provision which would otherwise constitute such a waiver shall to such extent be of no force or effect.

         IN WITNESS WHEREOF, Shipowner has executed this Mortgage the day and year first above written.


                                   _______________________., a _________________



                                   By
                                      ------------------------------------------
                                    Its
                                       -----------------------------------------

EXHIBITS:
---------

Exhibit A   - Note

STATE OF                           )
                                   )  ss.
COUNTY OF                          )

         On this _____ day of, 200___, before me, a Notary Public in and for the State of _______________________, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the of, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.



                                         _______________________________________
                                         NOTARY PUBLIC in and for the State of
                                         ______________, residing at ___________
                                         My appointment expires ________________

                                    EXHIBIT A

                                 PROMISSORY NOTE


$______________                                         Date:  ___________, 2000


         FOR VALUE RECEIVED, the undersigned, _______________________________, a
________________ corporation (the "Maker") hereby promises to pay to the order of HAL ANTILLEN N.V., a Netherlands Antilles corporation (the "Holder") the principal amount of _________________________________ and No/100 Dollars
($__________), together with interest on the unpaid principal amount thereof at a rate per annum equal from time to time to the Reference Rate (as hereafter defined) and, if default shall occur in the payment when due (whether by acceleration or otherwise) of any principal or interest amount hereunder, from the maturity of that amount until it is paid in full at a rate per annum equal to the Reference Rate plus two percent (2.0%) per annum. As used herein, "Reference Rate" means, on any date, the rate of interest publicly announced from time to time by U.S. Bank, National Association ("Bank") in Seattle, Washington, as its "reference rate" or any similar successor rate announced from time to time by Bank or its successor (the "Reference Rate"). Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's reference rate or any similar successor rate announced from time to time by Bank or its successor. Notwithstanding anything herein to the contrary, interest shall not accrue at a rate in excess of the maximum rate permitted by applicable law. Holder shall provide notice to Maker of each change in the Reference Rate. Interest shall be calculated based on a 360 day year, for actual days elapsed.

         1. Maker shall repay to Holder the principal amount of the loan evidenced by this Note in equal consecutive semi-annual installments commencing on March 31, 2001, and continuing on each September 30th and March 31st thereafter in an amount equal to Five Million, Seventy Thousand and No/100 Dollars ($5,070,000.00), and shall repay the balance of the principal outstanding hereunder on or before ________, 2007 [75 months after date of Note].

         2. Maker shall pay interest on the unpaid principal amount of this Note from the date hereof until all amounts due hereunder are fully paid, in arrears on the first business day of each calendar month, commencing on _________1, 2000 [first calendar month after date of Note], except that interest shall be payable on demand after and during the continuance of a default in the payment of any amount when due hereunder.

         3. All payments of principal and of interest on this Note shall be made to Holder in United States Dollars in immediately available funds at c/o Holland America Line-Westours Inc., 300 Elliott Ave. West, Seattle, WA 98119, or at such other address as Holder shall from time to time designate. Holder may require all payments hereunder to be made by wire transfer to such account as Holder may designate.

         4. Maker shall have the right to prepay this Note or any portion hereof at any time, without premium or penalty. Prepayments of principal shall be applied in inverse order of maturity.

         5. Payments made hereunder shall be applied: first, against fees and expenses due hereunder; second, against interest due on amounts in default, if any; third, against interest due hereunder; and fourth, against principal due hereunder.

         6. Each maker, surety, guarantor and endorser of this Note expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest as to this Note, except for notices expressly provided for in this Note, the Preferred Ship Mortgage referred to below and any other document securing this Note, if any.

         7. It is expressly provided that upon

             (a) default in the payment of principal hereunder, as the same shall become due and payable, or

             (b) default in the payment of interest hereunder, as the same shall become due and payable, which default shall continue for five (5) or more business days,

the entire remaining unpaid balance of the principal and interest may, at the option of Holder, be declared to be immediately due and payable.

         8. If a default shall occur in the payment when due of any amount hereunder, and this Note is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through bankruptcy or other judicial proceedings, then Maker agrees and promises to reimburse Holder for actual costs incurred in connection therewith, including reasonable attorney's fee, collection costs and all out-of-pocket expenses incurred by Holder.

         9. Maker's obligations under this Note are secured by that certain Preferred Ship Mortgage executed and delivered on the date of this Note by Maker to Holder with respect to the United States flag vessel ms ________________, Official Number ___________ and an Assignment of Insurances executed and delivered on the date of this Note by Maker to Holder with respect to said vessel.

         10. Maker will keep a register of this note wherein the name of ________________ will be entered as the holder of the Note. Only the registered holder of the Note on a payment date shall be entitled to receive payment of principal and/or interest on the Note. A holder of the Note can transfer the right to receive payments of principal and/or interest on the Note only by providing notice of the intended transfer to the Maker and such transfer shall become effective only upon entry by the Maker of the transferee's name in the register as the holder of the Note. Any transfer shall only be made to or for the benefit of an affiliate of Holder except that if a default shall be continuing in the payment when due of any amount hereunder and Holder shall reasonably determine that it is necessary or desirable to transfer its rights under this Note to a citizen of the United States as defined in the Shipping Act, 1916, as amended, it may do so even if such citizen is not an affiliate of Holder.

         11. This Note has been executed and delivered in and shall be governed by and construed in accordance with the laws of the State of Washington, without regard to its conflicts of law rules, it being the intent that the substantive laws of Washington shall always apply. Maker hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Seattle, King County,

Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum.

         NOTICE TO MAKER: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM COLLECTION OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, Maker has executed this Note the day and year first above written.


                                   _______________________., a _________________


                                   By
                                     -------------------------------------------
                                    Its
                                       -----------------------------------------

                                    EXHIBIT F

                     FORM OF GENERAL ASSIGNMENT OF INSURANCE


                            ASSIGNMENT OF INSURANCES

         THIS ASSIGNMENT OF INSURANCES ("Assignment") is made as of the ____ day of _________, 2000, by _____________________________, a __________ corporation
(the "Assignor"), in favor of HAL ANTILLEN N.V., a Netherlands Antilles corporation (the "Assignee").

                                    RECITALS

         A. Assignee has made a loan to Assignor in the principal amount of ________________________ Dollars (the "Loan") which loan is evidenced by a promissory note (the "Note") dated of even date herewith in the amount of the Loan, payable to the order of Assignee.

         B. In consideration of Assignee having agreed to advance the Loan, Assignor has executed and delivered a Preferred Ship Mortgage (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Mortgage") pursuant to which Assignor granted to Assignee a preferred ship mortgage lien in and to the vessel _____________, Official Number _____________ (the "Vessel"), for purposes of securing payment to Assignee of the sums payable by Assignor under the Note.

         C. In consideration of Assignee having agreed to advance the Loan, Shipowner has agreed to execute and deliver this Assignment to Assignee for purposes of further securing payment to Assignee of the sums payable by Assignor under the Note.

         NOW, THEREFORE, in consideration thereof, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. DEFINED TERMS. Capitalized terms not defined in this Assignment shall have the meanings given in the Mortgage. In this Assignment, words indicating the singular shall include the plural, and vice versa, and words indicating gender shall include the masculine, feminine and neuter.

         2. ASSIGNMENT. As security for the payment and performance when due, whether at stated maturity, by acceleration, or otherwise, of all of the Obligations, Assignor hereby assigns to Assignee all of its right, title, and interest in, to, or under (a) all insurances now or hereafter in effect with respect to the Vessel or any appurtenances thereof from time to time, including, without limitation, hull and machinery, increased value, war risk, protection and indemnity, pollution, workmen's liability and compensation, loss of earnings, personal property, liability and all other insurances and association memberships and entries, (b) all insurances now or hereafter in effect with respect to equipment, inventory, proceeds of inventory, or other personal property, not described above (the insurances in clause (a) and this clause (b) referred to herein as the "Insurance Policies"), (c) all claims and all returns of premiums, dues, calls, and assessments that are not immediately applied to premiums, dues, calls, and assessments that accrue from time to time, and all other sums or claims for sums due or to become due under the Insurance Policies,
(d) all rights in, to, or under the foregoing, and (e) all proceeds of the foregoing. The items referred to in (a) - (e) above are collectively referred to as the "Assigned Property."

         3. OBLIGATIONS SECURED. This Assignment secures the payment of the Loan evidenced by the Note and the payment of all other Obligations and all accrued interest on the foregoing, whether accruing prior to or subsequent to the commencement of a bankruptcy or similar proceeding.

         4. AGREEMENTS OF ASSIGNOR. It is expressly agreed that, anything herein contained to the contrary notwithstanding:

                  (a) Assignor shall remain liable under the Insurance Policies to perform all of the obligations assumed by it thereunder, and Assignee shall not have any obligations or liabilities under the Insurance Policies until such time as Assignee exercises its remedies with respect thereto hereunder or under the Mortgage;

                  (b) To the extent permitted under the Mortgage, the obligations of Assignor under the Insurance Policies may be performed by Assignee or its nominee, without releasing Assignor therefrom;

                  (c) Without limiting the foregoing, Assignee shall not be required or obligated in any manner to make any payments under the Insurance Policies, to make any inquiries as to the nature or sufficiency of any payments received, to present or file any claims, or to take any other action to collect or enforce the payment of any amounts assigned hereunder or to which Assignee may be entitled hereunder at any time until such time as Assignee exercises its remedies with respect thereto hereunder or under the Mortgage; and

                  (d) The proceeds of the Assigned Property shall be applied in the manner set forth in the Mortgage.

         5. APPOINTMENT OF ASSIGNEE. So long as any Obligations remains unpaid, Assignor does hereby designate and appoint Assignee its true and lawful attorney with power irrevocable, for it and in its name, place and stead, during the continuance of an Event of Default:

                  (a) to ask for, require, demand, receive, compound and give acquittance for any or all monies and claims for any monies due and to become due under, or arising out of, the Insurance Policies;

                  (b) to endorse any or all checks or other instruments or orders in connection therewith;

                  (c) to file any claims, institute any proceedings, and take any or all other action which Assignee may deem to be necessary or advisable;

                  (d) to send the notices and take the actions contemplated by
         Section 6; and

                  (e) to execute and file in Assignor's name any financing statements or documents for similar purposes or effect relating to this Assignment.

         6. NOTICES TO INSURERS; ENDORSEMENTS.

                  (a) Assignor hereby agrees to promptly deliver notice of this Assignment to all underwriters, hull and machinery insurance funds and associations, and protection and indemnity clubs, underwriters and associations with respect to the Insurance Policies, such notice to be in the form of Exhibit A hereto or such other form as may be reasonably required by Assignee.

                  (b) Assignor shall procure that the interest of Assignee shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments of insurance issued or to be issued in connection with the Insurance Policies by means of a loss payable clause reflecting the terms of
Section 1.17 of the Mortgage and a notice of assignment (signed by Assignor) each in such form as shall from time to time be reasonably approved in writing by Assignee.

                  (c) Assignor shall, upon request, authorize the brokers to provide Assignee with all such information that is available to them regarding the Insurances as Assignee may reasonably require. Assignor shall, upon request from Assignee, ensure that the brokers furnish Assignee with a letter or letters or undertaking in such form as may from time to time be reasonably required by Assignee, such letter or letters to include undertakings by the brokers that:

                  (i) they will hold the instruments of insurance, and the benefit of the Insurances thereunder, to the order of Assignee in accordance with the terms of the loss payable clause referred to in
         Section 1.12(f) of the Mortgage;

                  (ii) they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in Section 1.12(f) of the Mortgage;

                  (iii) they will advise Assignee within ten (10) days of any material changes which may be made to the terms of the Insurances and notify Assignee, not less than ten (10) days prior to the expiry or cancellation of the said insurance, in the event of their not having received notice of renewal instructions from Assignor and/or its agents;

                  (iv) they will not set off against any sum recoverable in respect of a claim against the Vessel under the Insurances any premiums or other amounts due to the brokers or any other person in respect of any other vessel nor cancel the Insurances as to Assignee by reason of non-payment of such premiums or other amounts prior to giving the requisite notice provided for above; and

                  (v) they will not permit any assured or loss payee to be added to any policy without obtaining the prior written consent of Assignee.

                  (d) Where acknowledgement or consent of any underwriter or association is required to give effect to this Assignment, Assignor shall obtain the same in writing and shall deliver the same to Assignee forthwith upon the placement of the relevant policy, entry or other contract.

Assignee's rights and remedies herein shall not be limited by any endorsements to, or other provisions of any Insurance Policies as actually issued and received by Assignee from time to time, except to the extent that Assignee may approve such endorsements or other provisions in writing (but Assignee's approval at any one time of any endorsements or other provisions of any Insurance Policies shall not prevent Assignee from later notifying and requiring Assignor to provide the endorsements or other provisions of any Insurance Policies as required hereunder or under the Mortgage).

                  (e) At least thirty days before the relevant policies or contracts expire, Shipowner shall renew the expiring Insurances, and upon the renewal of the said Insurances, ensure that the brokers and/or the war risks and protection and indemnity risks associations with which any such renewal is effected shall notify Mortgagee in writing of the terms and conditions of such renewal.

                  (f) The obligations of Assignor under this Assignment are in addition to any obligations of Assignor under the Mortgage with respect to the Insurance Policies and the other Assigned Property.

         7. REPRESENTATIONS, WARRANTIES AND COVENANTS. Assignor represents, warrants and covenants as follows:

                  (a) Other than Permitted Liens, Assignor has not assigned, pledged, created any security interest in, or otherwise encumbered, the whole or any part of the Assigned Property, nor has it agreed to do so under any conditions, and shall not do so, except for the benefit of Assignee or as otherwise permitted under the Mortgage. Assignor shall defend, at its own expense, Assignee's rights hereunder against the claims or demands of all third parties whomsoever.

                  (b) Assignor shall not, without the prior written consent of Assignee, for so long as this Assignment shall remain in effect, amend or terminate any of the Insurance Policies in a manner that would be materially adverse to the interests of Assignee. Assignor shall not take or omit to take any action, the taking or omission of which results in a material alteration or impairment of the Insurance Policies or any of the rights arising thereunder.

                  (c) Assignor shall, as reasonably requested by Assignee from time to time, promptly and duly execute and deliver all such further instruments and documents as either may deem necessary or desirable for the purpose of obtaining the full benefits of this Assignment and the rights and powers herein granted.

         8. NOTICES. Any notice, demand, consent, authorization, approval, instruction, waiver or other communication pursuant to the terms of this Assignment shall only be valid if in writing and in English (unless otherwise specified) and shall be mailed by certified mail, return receipt requested (with first class postage prepaid) or sent or delivered to each party by facsimile or courier service at the address or facsimile number set forth below, or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise specified all notices sent by certified mail, if duly given, shall be effective three (3) "Business Days" (being a day other than Saturday, Sunday or other day on which banks are authorized or obligated to close in Chicago, Illinois or Seattle, Washington) after deposit into the mails, all notices sent by a nationally recognized courier service, if duly given, shall be effective one Business Day after delivery to such courier service, and all other notices and communications if duly given or made shall be effective upon receipt. For purposes of this clause, the addresses are as follows:

         If to Assignor:    __________________________________
                            c/o American Classic Voyages Co.
                            Two North Riverside Plaza
                            Suite 200
                            Chicago, Illinois 60606
                            Attn: General Counsel
                            (312) 466-6151 (fax)

         If to Assignee:    HAL Antillen N.V.
                            c/o Holland America Line-Westours Inc.
                            300 Elliott Ave. West
                            Seattle, Washington 98119
                            Attn:  General Counsel
                            (206) 284-8332 (fax)

Assignor or Assignee may change their address by giving notice of such change in the manner stated above. The provisions relating to the delivery or sending of copies of notices is for convenience only and failure to send a copy of any notice shall not invalidate that notice.

         9. WAIVERS. Assignor waives any requirement for acceptance of this Assignment or the making or acknowledging receipt of notices thereof.

         10. SUCCESSORS AND ASSIGNS. All covenants, promises, stipulations and agreements of Assignor in this Assignment shall bind Assignor and its successors and assigns and all persons claiming by, through or under it and shall inure to the benefit of Assignee and its successors and permitted assigns and all persons claiming by, through or under it. Assignor recognizes that Assignee may, consistent with applicable law, assign or otherwise transfer its rights under this Assignment. Any such assignment or transfer shall only be made to or for the benefit of an affiliate of Assignee except that if, during the continuation of an Event of Default, Assignee shall reasonably determine that it is necessary or desirable to assign or otherwise transfer its rights under this Assignment to a citizen of the United States as defined in the Shipping Act, 1916, as amended, it may do so even if such citizen is not an affiliate of Assignee.

         11. CUMULATIVE REMEDIES. Each right and remedy given to Assignee herein or in any other agreement or document is cumulative, and is in addition to every other right and remedy existing by agreement, at law, in equity or admiralty, or otherwise. Each such right and remedy may be exercised, wholly or in part, from time to time, as often, and in any order, as Assignee may choose. No delay or omission by Assignee in the enforcement of any right or remedy shall be deemed to constitute a waiver or election with respect to any rights or remedies.

         12. SEVERABILITY. In case any one or more of the provisions contained in this Assignment is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction; and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

         13. GOVERNING LAW. This Assignment shall be construed and enforced in accordance with the internal laws of the State of Washington (excluding its conflict of laws rules), and may not be amended or otherwise modified or terminated except by an instrument in writing. Assignee shall, in addition to the rights, powers, privileges, and remedies hereby conferred, or otherwise existing or arising by agreement, at law, in equity, in admiralty, or otherwise, be entitled, with respect to the Assigned Property, to all the further rights of a secured creditor generally provided under the Uniform Commercial Code as enacted in the State of Washington, section 9-104 thereof as enacted in such state notwithstanding.

         14. CONSENT TO JURISDICTION/AGENT FOR SERVICE OF PROCESS. Assignor hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Assignment and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. Assignor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of Assignee to bring any action or proceeding against Assignor or its property in the courts of any other jurisdiction. The Assignor irrevocably appoints ___________________ for the time being presently at __________________________ to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in any court which are connected with this Assignment.

         15. WAIVER OF JURY TRIAL. ASSIGNOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT.

         16. CAPTIONS. The captions of the sections of this Assignment are included for convenience of reference only, and shall not constitute a part of this Assignment for any other purpose.

         17. REASSIGNMENT. Upon the condition that if Assignor or its successors or assigns shall pay or cause to be paid to the holders of the Obligations, the principal of the Loan and interest thereon as and when the same shall become due and payable in accordance with the terms of the Mortgage and of the Note, and all other such sums as may hereafter become secured by the Mortgage or this Assignment in accordance with the terms thereof and hereof, and Assignor shall perform, observe and comply with all the covenants, terms and conditions in the Note and in the Mortgage and this Assignment, expressed or implied, to be performed, then these presents and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect. Upon the cessation of the rights hereunder, Assignee shall reassign to Assignor, or as Assignor shall direct, the Assigned Property and any proceeds thereof then remaining unapplied in accordance with the terms of this Agreement, and in such event, Assignee, at the expense of Assignor, shall take such other actions and deliver such notices to insurance providers, as Assignor shall reasonably request.

         IN WITNESS WHEREOF, Assignor has executed this Assignment the day and year first above written.


         ASSIGNOR:                 _______________________., a _________________



                                   By
                                     -------------------------------------------
                                    Its
                                       -----------------------------------------

                                    EXHIBIT A

                              NOTICE OF ASSIGNMENT


         Please be advised that the undersigned, _____________________________, a __________ corporation ("Shipowner") has assigned and granted a security interest in favor of HAL ANTILLEN N.V., a Netherlands Antilles corporation ("Assignee"), in all of its right, title, and interest in, to, or under (i) all insurances now or hereafter in effect with respect to the vessel ______________________, including, without limitation, hull and machinery, increased value, war risk, protection and indemnity, pollution, workmen's liability and compensation, loss of earnings (if any), personal property, liability and all other insurances and association memberships and entries, (ii) all insurances now or hereafter in effect with respect to equipment, inventory, proceeds of inventory, or other personal property, not described above, (iii) all claims and all returns of premiums, dues, calls, and assessments that are not immediately applied to premiums, dues, calls, and assessments that accrue from time to time, and all other sums or claims for sums due or to become due thereunder, (iv) all rights of the undersigned under the foregoing, and (v) all proceeds of the foregoing.

         All interested parties are instructed to rely on this, or photocopies of this signed Notice of Assignment.

         Dated this ______ day of __________________, 200__.


         SHIPOWNER:                _______________________., a _________________



                                   By
                                     -------------------------------------------
                                    Its
                                       -----------------------------------------

                                    EXHIBIT G

                             FORM OF AMCV GUARANTEE


                                    GUARANTEE


                  GUARANTEE, dated as of, 2000 made by American Classic Voyages Co., a Delaware corporation ("Guarantor"), in favor of HAL ANTILLEN N.V., a Netherlands Antilles corporation ("Lender").

WITNESSETH

                  WHEREAS, in connection with the purchase of the vessel commonly known as M/S ___________________, f/k/a M/S NIEUW Amsterdam (the "Vessel") by, a corporation ("Borrower") from Lender, Lender has made a loan (the "Loan") in the principal amount of $ to satisfy a portion of the purchase price for the Vessel; and

                  WHEREAS, the Loan is evidenced by a Promissory Note of even date herewith in the principal amount of the Loan executed by Borrower and made payable to Lender (the "Note"), and the Note is secured by, among other things, a Preferred Ship Mortgage of even date herewith executed by Borrower in favor of Lender (the "Mortgage"; and the Note, Mortgage and all other documents executed by Borrower to evidence or secure the Loan are referred to collectively herein as the "Loan Documents"); and

                  WHEREAS, the proceeds of the Loan will confer, directly or indirectly, a benefit upon the Guarantor; and

                  WHEREAS, it is a condition precedent to the obligation of Lender to make the Loan to the Borrower that the Guarantor shall have executed and delivered this Guarantee to Lender.

                  NOW, THEREFORE, in consideration of the premises and to induce Lender to make the Loan to the Borrower, Guarantor hereby agrees with Lender as follows:

                  1. Defined Terms. Unless otherwise defined herein, terms that are defined in the Mortgage and used herein are so used as so defined. As used herein, "Obligations" shall mean the Obligations (as defined in the Mortgage) and all unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Note and all other obligations and liabilities of Borrower to Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Lender) or otherwise.

                  2. Guarantee. Guarantor hereby unconditionally and irrevocably guarantees to Lender the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The amounts payable by Guarantor under the foregoing sentence shall be such amounts after giving effect to any payments to Lender by any other guarantor of the Obligations, and after giving effect to all payments whatsoever theretofore received by the Lender from the Borrower with respect to the Obligations. Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be reasonably paid or incurred by Lender in enforcing, or obtaining advice of counsel in respect of, any of its rights under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full. This Guarantee constitutes a Guarantee of payment when due and not of collection, and Guarantor specifically agrees that it shall not be necessary or required that Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower before or as a condition to the obligations of Guarantor hereunder.

                  3. No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Guarantee, Guarantor hereby irrevocably waives all rights which may have arisen in connection with this Guarantee to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of Lender against the Borrower for the payment of the Obligations until the Obligations have been paid in full. Guarantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower which may have arisen in connection with this Guarantee until the Obligations have been paid in full. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Borrower to Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by Guarantor in trust, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Lender in the form received by Guarantor (duly endorsed by Guarantor to Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Lender may determine. The provisions of this paragraph shall survive the term of this Guarantee and the payment in full of the Obligations.

                  4. Amendments, etc., with respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that from time to time, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Lender may be rescinded by Lender, or any of the Obligations made by Lender may be rescinded by Lender, or any of the Obligations continued, or the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, or the Note, the Mortgage or any other Loan Document be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time, or any collateral security, guarantee or right of offset at any time held by Lender for the payment of the Obligations be sold, exchanged, waived, surrendered or released. Lender shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.

                  5. Guarantee Absolute and Unconditional. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between the Borrower or the Guarantor, on the one hand, and Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the lack of validity or enforceability of the Note, the Mortgage or any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Lender, (b) any defense, set-off, recoupment, deduction, counterclaim or other right (other than a defense of payment or performance) which may at any time be available to or be asserted by Borrower against Lender,
(c) any modification, extension, renewal, reduction, limitation, impairment or termination of any Obligations for any reason, (d) any change in the name, purpose, capital stock or constitution of Borrower, (e) any irregularity, defect or unauthorized action by Borrower or any of its officers, directors or other agents in executing and delivering any Loan Document or in carrying out or attempting to carry out the terms of the Loan Documents, (f) any insolvency, bankruptcy, reorganization or similar proceeding by or against Borrower, (g) the amount which may be bid by Lender or any other person at any foreclosure sale, or (h) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. Guarantor hereby waives all defenses of a surety to which it may be entitled by statute or otherwise.

                  6. Reinstatement; Acceleration. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  7. Representations and Warranties. Guarantor represents and warrants to Lender that:

                  (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority and the legal right to own and operate its property and to conduct the business in which it is currently engaged;

                  (b) Guarantor has the legal capacity and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, deliver and performance of this Guarantee;

                  (c) this Guarantee constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing;

                  (d) the execution, delivery and performance of this Guarantee will not violate any provision of any applicable law or material contractual obligation of Guarantor and will not result in or require the creation or imposition of any lien on any of the properties or revenues of Guarantor pursuant to any applicable law or material contractual obligation of Guarantor; and

                  (e) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of Guarantor, threatened by or against Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any of the transactions contemplated hereby, or (ii) which is reasonably likely to have a material adverse effect on the business, operations, property, or condition (financial or otherwise) of Guarantor.

                  8. Guarantor's Knowledge of Borrower's Economic Conditions. Guarantor represents and warrants to Lender that it has reviewed such documents and other information as it has deemed appropriate in order to permit it to be fully apprised of Borrower's financial condition and operations and has, in entering into this Guarantee made its own credit analysis independently and without reliance upon any information communicated to it by Lender. Guarantor covenants for the benefit of Lender to remain apprised of all material economic or other developments relating to or affecting Borrower, its property or its business. Without limiting the foregoing, Guarantor agrees to enter into such agreements and arrangements with Borrower as may be necessary to ensure its receipt of notice of such material changes and of periodic financial statements. Guarantor expressly waives any requirement that Lender advise, disclose, discuss or deliver notice to Guarantor regarding Borrower's financial condition or operations or with respect to any default by Borrower in its performance of the Obligations whether or not knowledge of such condition, operations or default is or reasonably could be in the possession of Guarantor and whether or not such knowledge is in the possession of Lender before or after the extension of any credit giving rise to Obligations by Borrower.

                  9. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10. Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  11. No Waiver; Cumulative Remedies. Lender shall not, by any act (except by a written instrument pursuant to Section 12 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Lender any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  12. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Lender. This Guarantee shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Lender and its successors and permitted assigns, provided that Guarantor may not assign or delegate any of its obligations hereunder without the prior written consent of Lender, and Lender shall not assign its rights hereunder except pursuant to an assignment permitted by the terms of the Mortgage.

                  13. Notices. All notices, requests and demands to or upon Guarantor to be effective shall be in writing and given (and deemed received) in the manner set forth in the Mortgage addressed or sent to the facsimile number as set forth under its signature below, or to such other address or number as may be hereafter notified by the Guarantor to Lender.

                  14. Integration. This Guarantee represents the entire agreement of Guarantor with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  15. GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR UNDER THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON, WITHOUT GIVING EFFECT TO WASHINGTON CHOICE OF LAW PRINCIPLES.

                  16. WAIVERS OF JURY TRIAL. GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

                  17. Consent to Jurisdiction; Waiver of Immunities. Guarantor hereby irrevocably submits to the jurisdiction of any State or federal court sitting in Seattle, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Guarantee and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of Lender to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction and Guarantor irrevocably submits to the nonexclusive jurisdiction of the appropriate courts sitting in any place where property of Guarantor is located.

                  IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

                                       American Classic Voyages Co.,
                                        a Delaware corporation


                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------

                                           Address for Notices:

                                           Two North Riverside Plaza, Suite 200
                                           Chicago, Illinois 60606
                                           Attention:  Jordan Allen,
                                           Executive Vice President
                                           and General Counsel.
                                           Phone No.:     (312) 466-6202
                                           Facsimile No.: (312) 466-6151

                                    EXHIBIT H

                                  EXCLUDED ART



1. All models of ships.

2. All pictures of Dutch ships or Dutch People.

3. All statutes/busts of Dutch royalty or famous Dutch people.

4. All Dutch and Indonesian memorabilia.

5. Historic nautical instruments (e.g., sextons, telescopes).

                              AMENDMENT NUMBER ONE
                                       TO
                             MEMORANDUM OF AGREEMENT




         AMENDMENT NUMBER ONE, dated as of October 11, 1999, by and between AMERICAN CLASSIC VOYAGES CO., a Delaware corporation ("Buyer"), and HAL ANTILLEN N.V., a Netherlands Antilles corporation ("Seller").


                               W I T N E S S E T H


         WHEREAS, the parties entered into that certain Memorandum of Agreement, dated as of August 5, 1999, relating to the purchase and sale of the M/S NIEUW AMSTERDAM, the terms of which are incorporated herein by this reference (the "MOA"); and


         WHEREAS, all terms defined in the MOA shall have the same meaning herein as therein provided; and


         WHEREAS, the parties desire to make certain acknowledgements under, and amend, the MOA as herein provided.


         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby AGREE as follows:


         1.   ACKNOWLEDGEMENT.

         (a) The parties acknowledge that the Coast Guard/MARAD Approvals have been obtained and are in form and substance reasonably satisfactory to both Buyer and Seller. Accordingly, the condition precedent specified in Section 3 of the MOA is hereby removed.

         (b) Without limiting its rights under Section 2 of this Amendment, Buyer acknowledges that for purposes of Sections 4(a) and 4(c) of the MOA, it has accepted the Vessel following the Preliminary Inspection and the Final Inspection. Concurrently with the execution of this Amendment, Buyer shall provide Seller with written notice of its acceptance of the Vessel pursuant to Sections 4(a) and 4(c) of the MOA for purposes of enabling Seller to provide same to Escrow Agent pursuant to Section 3(f) of the Escrow Agreement.

         (c)  The parties agree to disregard the provisions of clause (ii) in
Section 5 of the MOA. The provisions of clause (iii) in Section 5 shall continue to apply, except that the parties agree that the due date shall be October 18, 1999 rather than October 17, 1999.

         2. TRIM AND STABILITY REGULATORY APPROVAL AMENDMENT. The MOA is amended by adding a new Section thereto, to be Section 4A, reading as follows:

              4A.      TRIM AND STABILITY REGULATORY APPROVAL

              (a) Seller acknowledges that it is presently in the process of preparing an updated Trim and Stability Book for the Vessel (the "Stability Book") for submittal to the Netherlands Shipping Inspectorate ("NSI"). The Stability Book, as presented to NSI, will be based on Seller's 1999 lightship survey, assume no changes in the existing physical attributes of the Vessel and that the Vessel will bunker fuel every other week. Seller will request NSI to approve the Stability Book as being in full compliance with SOLAS requirements that are applicable to the Vessel as of the date of this Agreement (the "NSI Approval"). Seller will use its best efforts to obtain the NSI Approval by November 15, 1999 or as promptly as possible thereafter. Seller will provide a copy of the NSI Approval to Buyer promptly upon receiving same.

              (b) If NSI fails to provide its response to the request for the NSI Approval prior to December 31, 1999, Buyer shall have the right to terminate this Agreement upon providing written notice to Seller at any time prior to the response having been obtained. In such event, the Deposit shall be delivered to Buyer.

              (c) If the NSI Approval is obtained and is not conditioned upon either a change being made in the existing physical attributes of the Vessel or a change being made in the normal operating procedures applicable to the Vessel (e.g., bunkering fuel more frequently than every other week), Seller shall be deemed to have satisfied in full its obligations under this Section 4A, subject, however, to subsection (e) below.

              (d) If the NSI Approval is obtained but it is conditioned upon either a change being made in the existing physical attributes of the Vessel and/or a change being made in the normal operating procedures applicable to the Vessel, the following provisions in this subsection (d) shall apply:

                       (i) if NSI will accept either a change in the existing physical attributes of the Vessel or a change in the normal operating procedures or if NSI is only requiring a change in the normal operating procedures, Seller will be deemed to have satisfied in full its obligations under this Section 4(A) if:

                               (y) Seller is willing to accept the change in normal operating procedures; and

                               (z)     Buyer agrees to the change in normal
                        operating procedures, which agreement will only be withheld if Buyer reasonably determines that the change would materially and adversely impact Buyer's proposed use of the Vessel and/or the residual value of the Vessel.

               If Buyer is entitled to and does refuse to agree to the change in normal operating procedures, which refusal must be notified to Seller within fifteen (15) days after Seller has requested Buyer's agreement to the change, and the parties are thereafter unable to agree upon a solution that is acceptable to NSI within twenty (20) days after the end of said 15-day period, then either party may terminate this Agreement. In such event, the Deposit shall be delivered to Buyer.

                       (ii) if NSI is requiring a change in the existing physical attributes of the Vessel as the only alternative, Seller's obligations shall be as provided in Section 13(a) of this Agreement as if the required change was a condition of class provided, however, Buyer shall have the right to review and approve the proposed change which approval shall not be withheld unless Buyer reasonably determines that the change would materially and adversely impact Buyer's proposed use of the Vessel and/or the residual value of the Vessel. If Buyer is entitled to and does refuse to approve the proposed change, which refusal must be notified to Seller within fifteen (15) days after Seller has requested Buyer's agreement to the change, and the parties are thereafter unable to agree upon a solution that is acceptable to NSI within twenty (20) days after the end of said 15-day period, then either party may terminate this Agreement. In such event, the Deposit shall be delivered to Buyer.

              (e) Concurrently with the delivery of the Stability Book to NSI, Seller shall provide a copy thereof to Buyer for delivery to Lloyds Register of Shipping ("LRS"). At Buyer's expense, LRS shall make its own determination as to whether the Stability Book is in full compliance with SOLAS requirements that are applicable to the Vessel as of the date of this Agreement (the "LRS Determination"). The LRS Determination shall be made, and a copy provided to Seller, within sixteen (16) days after Buyer's receipt of the Stability Book from Seller, failing which the provisions of this
         Section 4A(e) shall have no further applicability. If the LRS Determination is inconsistent with the terms of the NSI Approval to the effect that LRS believes actions need to be taken in addition to those required by NSI, and the parties are unable to resolve the differences between the LRS Determination and the NSI Approval within fifteen (15) days after receipt of the NSI Approval, either party may terminate this Agreement. In such event, the Deposit shall be returned to Buyer. Notwithstanding the foregoing, if Seller believes the LRS Determination is incorrect, it may require the matter to be resolved on an expedited basis pursuant to an arbitration proceeding under Section 22 of this Agreement. In such event, neither party may terminate this Agreement under this subsection (e) pending the outcome of such arbitration proceeding.

         3. NO ADDITIONAL CHANGES. Except as above provided, the MOA shall remain in full force and effect in accordance with its original terms.


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


HAL ANTILLEN N.V.



By:  /s/ A. Kirk Lanterman
    -------------------------------
Title:  Proxyholder

AMERICAN CLASSIC VOYAGES CO.


By:  /s/ Jordan B. Allen
    -------------------------------
Title:  Executive Vice President


4